    As filed with the Securities and Exchange Commission on January 30, 2007

                              Registration No. ____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          NAVSTAR MEDIA HOLDINGS, INC.
                          ----------------------------
                 (Name of small business issuer in its charter)

        Nevada                          7389                      752980786
        ------                          ----                      ---------
(State or jurisdiction           (Primary Standard             (I.R.S. Employer
   of incorporation          Industrial Classification       Identification No.)
   or organization)                 Code Number)

                         26, Chaowai Road, Suite A2205,
                               Chaoyang District,
                             Beijing, China 1000020
                           Telephone: (86)10-85653268
                           --------------------------
          (Address and telephone number of principal executive offices)

                         26, Chaowai Road, Suite A2205,
                               Chaoyang District,
                             Beijing, China 1000020
                   (Address of principal place of business or
                   ------------------------------------------
                      intended principal place of business)

                                  Wenquan Yang
                             Chief Executive Officer
                          26, Chaowai Road, Suite A2205
                               Chaoyang District,
                              Beijing, China 100020
                           Telephone: (86)10-85653268
                           Facsimile: (86) 10-85653223
                           ---------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Howard H. Jiang, Esq.
                                Baker & McKenzie
                           1114 Avenue of the Americas
                            New York, New York 10036
                               Tel. (212) 626-4100

Approximate date of proposed sale to the public: from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

TITLE OF EACH CLASS OF   NUMBER OF SHARES TO  PROPOSED MAXIMUM    PROPOSED MAXIMUM  AMOUNT OF
   SECURITIES TO BE      BE REGISTERED (1)    OFFERING PRICE PER  AMOUNT AGGREGATE  REGISTRATION FEE (3)
      REGISTERED                              SECURITY (2)        OFFERING PRICE(2)
----------------------   -------------------  ------------------  ----------------- --------------------

Shares of common          8,430,000                $0.18              $1,517,400         $163
stock, $0.001 par value
per share

     (1) Represents: (i) 360,000 shares of common stock issued pursuant to the private placement in January 2006, (ii) 600,000 shares of common stock transferred to the investors from one of our existing shareholders, (iii)
6,000,000 shares issuable as of January 24, 2007 upon exercise of the convertible debentures issued in January 2006; (iv) 1,200,000 shares of common stock issuable as of January 24, 2007 upon exercise of the warrants issued in
January 2006 and (v) 220,000 shares of common stock issued and 50,000 shares issuable pursuant to the warrants to placement agent in connection with its service in the privated placement in January 2006.

     (2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the
"Securities Act") based upon the average of the bid and asked prices of the common stock on the OTC Bulletin Board on January 24, 2007, which was $0.18.

     (3)  Calculated using $107.00 per million dollars.

     We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the
Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the Registration Statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, dated January 30, 2007

                                   PROSPECTUS

                          NAVSTAR MEDIA HOLDINGS, INC.

                        8,430,000 Shares of Common Stock

     We are registering 8,430,000 shares of our common stock, par value $0.001 per share, on behalf of the selling shareholders (the "Selling Shareholders")
identified under the heading "Selling Shareholders" in this prospectus.

     The selling shareholders may sell the stock from time to time in the over-the-counter market or any exchange on which our company may be listed in the future at the prevailing market price or in negotiated transactions.

     We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the resale of our common stock pursuant to this offering. We have received proceeds from the private placement effected in January, 2006, as described in this prospectus. We may receive proceeds from the Selling Shareholders if they exercise their warrants..

     Our shares are currently quoted on the over-the-counter bulletin board (the
"OTC Bulletin Board") under the symbol NVMH.OB.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD
INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE
INVESTMENT. FOR A DISCUSSION OF SOME OF THE RISKS INVOLVED, SEE "RISK FACTORS"
BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     THE DATE OF THIS PROSPECTUS IS _______.

     The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information to which you might want to return. You should, however, read the entire prospectus carefully.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

                               PROSPECTUS SUMMARY

     This prospectus summary contains information about our company, our financial information, our products and our recent private placements that we believe is most important. This summary is qualified in its entirety by the more detailed information on these and other topics appearing elsewhere in this prospectus, including the information under the heading "Risk Factors" and the information contained in the Financial Statements. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully for a complete understanding of our business. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

     As used in this prospectus, "we", "us", "our", "the company" refer to
Navstar Media Holdings, Inc. and all of its subsidiaries and affiliated companies. "China" or "PRC" both refer to the People's Republic of China.

ABOUT OUR COMPANY

     We are a TV content producer and advertising company in China and we intend to become a leading content provider in the vast and potentially lucrative
Chinese media market. We intend to grow through internal organic growth and selective acquisitions in the media sector in China in the field of content creation and distribution in television and film. We have a TV content production and distribution team, as well as an advertising team in Beijing. We are currently working with China Central Television TV Shopping Co. Ltd
("CCTV Shopping") to explore setting-up the first nation-wide TV shopping operation in the nascent TV shopping market in China.

     We were originally incorporated on January 28, 2002, under the name Premier
Document Services, Inc. ("PDSV") in the state of Nevada, to provide document preparation and signatory services to mortgage, real estate and other financial service firms in the Las Vegas market. On November 30, 2005, we acquired 100% of the capital stock of Navistar Communications Holdings, Ltd, a Hong Kong
Corporation ("NCHL") and changed our name to Navstar Media Holdings, Inc. NCHL owned 70% equity interest in Happytimes Media, Ltd. ("Happytimes"), a TV content producer in Beijing, China.

     In May 2006, we acquired 70% of Beijing Broadcasting and Television Co.,
Ltd.("Beijing Media"), another TV content producer and in July 2006, we acquired
70% of Lucky Star Century Advertizing Co., Ltd. ("Lucky Star"), an advertising company in Beijing. Subsequently Happytimes was reorganized and absorbed into
Beijing Media and ceased to be one of our subsidiaries. As a result, we now have one centralized content production operation.

     We are one of the growing non-state-owned media companies in China. We answer to the market forces and are innovative and aggressive in our business operations. We produce TV content, syndicated shows, infomercials and commercials and conduct related advertising activities for our customers, including among others, China Central Television ("CCTV"), Beijing Television
and Audi. In addition, we do outdoor billboard advertising for our customers, including, Philips, Hitachi, Pizza Hut, Dunkin Donut and others. For the first nine months of 2006, our revenue was $3,244,303.00.

     We are exploring cooperation with CCTV Shopping to develop TV shopping business in China's growing TV based retail sector. The fulfillment of the above mentioned goals is expected to make us one of the most vibrant "trans-media"
businesses in China, managed by a team of industry veterans who have established extensive sales and distribution channels for the production and licensing of TV content and film and spear-heading major development in the TV shopping sector in China.

     Our common stock is registered under Section 12(g) of the Securities Act of
1934 and is currently quoted on the over the counter bulletin board under the symbol NVMH.OB.

ABOUT OUR RECENT PRIVATE PLACEMENTS

     In January 2006, we completed a private placement offering with certain accredited investors, raising a gross aggregate amount of US$1,000,000 from the issuance of units, each of which consist of Convertible Debentures with a face value of $25,000 (the "Debentures"), 5,000 shares of our Common Stock ("Unit
Shares") and 25,000 Stock Purchase Warrants ("Warrants"). The Debentures carried an interest rate of 8% per annum and were convertible into shares of our common stock at $1.00 per share, and the warrants were of an exercise price of US$1.25 for a period of 4 years. These Debentures were extended on July 31, 2006 for a four (4) month period with an increase of US$200,000 in principal as a bonus payment to the Debenture holders as well as Warrants and conversion price of the
Debentures were reduced to US$0.40 and Warrant exercise price were reduced to
US$0.50. These Debentures were again extended for another four (4) months until
April 30, 2007 with the conversion price further reduced to US$0.20 and Warrant exercise price reduced to US$0.30.

     We have entered into a loan agreement with TS Telver Sky Partners L.P.
("Lender") for the Lender to lend up to USD2,500,000 to the company in the form of first senior secured convertible loans. These loans will bear an interest rate of 2% a year for period of 4 years. The loans are convertible into shares of common stock at the price of $0.15 per share and carry warrants to purchase additional shares of common stock at an exercise price of $0.25 per shares. Such loans are secured by all the assets of the Company. The loans are subject to certain contractual participation rights of certain prior investors and will not be provided to our Company until such rights have been waived or exercised. The primary purpose for the loans is to support the TV shopping project launch by our Company.

THE OFFERING

Common stock outstanding prior to this offering            26,980,609
(January 26, 2007)

Common stock outstanding after this offering            (1)26,980,609

Percentage of common stock outstanding following
this 24.66% offering that shares being offered
for resale represent

Use of proceeds:    We will not receive any proceeds from the resale of our
                    common stock pursuant to this offering. We may also receive some proceeds if any of the Selling Shareholders exercise
                    their warrants through cash exercise.

(1)  Does not include the shares that may be acquired by Selling Shareholders and others pursuant to outstanding warrants and convertible debentures.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risks. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision.
Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

     Forward-Looking Statement Risks - The discussion of the business and industry of our company contains various forward-looking statements within the meaning of applicable federal securities laws and are based upon our company's current expectations and assumptions concerning future events, which are subject to many risks and uncertainties that could cause actual results to differ materially from those anticipated.

We have a limited operating history and it is difficult to evaluate our operating performance

     We began offering our products and services under our subsidiary in Beijing in 1998. Accordingly, we have a limited operating history upon which investors can evaluate our performance. In addition, our senior management and employees have worked together for only a short period of time. As an early stage company in the Chinese media market, we face numerous risks and uncertainties. Some of these risks relate to our ability to:

     o    increase advertising revenues and successfully build content production and distribution services businesses, given the early stage of development of the China media industry;

     o    maintain current and develop new, strategic relationships to increase revenue streams, as well as product and service offerings, and

     o    control costs associated with the operations, new project launches and being a public company.

Intense competition from existing and new entities may adversely affect our revenues and profitability.

     In general, the media business in China is intensely competitive and highly fragmented. We compete with various companies, many of which are developing or can be expected to develop products similar to ours. Many of our competitors are more established than we are and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger customer base. For example, Shanghai Media, one of the largest state-owned media companies, has many more resources and much more capital than we do and may be favored by the government. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We intend to create greater awareness for our brand name so that we can successfully compete with our competitors. We cannot assure you that we will be able to compete effectively or successfully with current or future competitors or that the competitive pressures we face will not harm our business.

Our revenue is dependent on a customer following.

     We derive a significant portion of our revenue from the production and sale of made-for-TV programs. Our ability to generate and maintain significant revenue will depend upon our products and distribution partners' products being attractive to the users and to advertisers. The quality of our productions and the ability of our distribution network will determine revenue growth.
Currently, our two largest customers are CCTV and Beijing TV, CCTV being the national TV network monopoly and Beijing TV the local monopoly in Beijing. Both of them are state-owned. We strive to broaden our customer base, but it is difficult to predict how successful this effort can be given the current market structure.

Operating results may differ from market expectations and fall below your expectations.

     Our annual and quarterly operating results may vary significantly in the future, due to a number of factors which could have an adverse impact on us, such as a reliance on media, expansion costs, acquisition costs and financing costs. The Chinese media industry is in an early stage of development and future growth of the industry and we have not developed a well-known reputation and we will continue to be subject to government regulations that may change at any time or without notice.

     It is anticipated that year-to-year and quarter-to-quarter comparisons of our operating results will not be a good indication of our future performance.
It is likely that in some future quarter(s), operating results will be below the expectations of public market analysts and investors. In this event, the trading price of our common stock may fall.

Our success may also depend upon our relationships with our customers.

     In addition to our own production, our success depends significantly on our relationships with our customers' willingness to continue to pay for our production content and with leading global content producers for licensing or distributing their products. Competitors may seek to establish the same relationships as we did, which may adversely affect our company. We may be unable to maintain these relationships or replace them on commercially attractive terms.

We depend on certain key executives and employees and business may be disrupted if we lose the services of key executives and employees, reducing the value of your investment.

     Our future success is heavily dependent upon the continued service of our key executives and management employees. We will be dependent on the expertise of key management and on their relationships with the relevant regulatory authorities, customers and suppliers. If one or more of these key executives and employees are unable or unwilling to continue in their present positions, we may not be able to easily replace them and we may face significant difficulties.
Each of our executive officers has entered into an employment agreement which includes confidentiality, non-compete and non-solicitation. However, the degree of protection afforded to an employer pursuant to confidentiality and non-competition undertakings governed by PRC law may be more limited when compared to the degree of protection afforded under the laws of other jurisdictions. In addition, we do not and do not intend to maintain key-man life insurance for any of our key executives. As such, the loss of key personnel may significantly impact our performance in the future.

We will need additional management in order to meet growth expectations

     As we continue to grow, we will need to add additional key personnel. If we cannot attract and retain enough qualified and skilled staff, the growth of our business may be limited. Our ability to provide services to customers and expand our business depends, in part, on our ability to attract and retain staff with professional experiences that are relevant to Chinese media industry and other functions we perform. We may not be able to recruit or retain the caliber of staff required to carry out essential functions at the pace necessary to sustain or expand our business.

A few of our customers account for a significant portion of our business.

     We have derived, and over the near term we expect to continue to derive, a significant portion of our sales from a limited number of customers. As of
January 31, 2007, our subsidiaries sell their entire output of media content production to various governmental broadcasting organizations within the PRC.
The primary buyer is CCTV, followed by Beijing TV and various provincial broadcasting authorities. The loss of any of these customers, including CCTV, could have a material adverse effect our business, results of operations, financial position and liquidity.

We have limited operational, administrative and financial resources, which may be inadequate to sustain the growth we want to achieve.

     As our customer base increases, the demands of the audience/customers will require us to increase the investment in our facilities and other areas of operation. If we are unable to manage our growth and expansion effectively, the quality of our services could deteriorate and business may suffer. Our future success will depend on, among other things, our ability to:

     o    adapt our services and maintain and improve the quality of our products and services;

     o    continue training, motivating and retaining our existing employees and attract and integrate new employees; and

     o    develop and improve our operational, financial, accounting and other internal systems and controls.

We may not be able to obtain additional capital on acceptable terms.

     We intend to use the proceeds of the funds raised to fund acquisitions, to expand into new areas of media, for working capital, and for other general corporate purposes. It is anticipated that additional funding will be required to achieve the projected growth estimates, and even more additional funding will be required if we grow faster than projected. No assurance can be made that we will be able to obtain additional financing (if required), or that such financing can be obtained on conditions favorable to us and our shareholders. We may have to accept financing on terms undesirable to us and our shareholders from time to time.

There are risks associated with our strategy of expansion through internal growth

     We intend to follow a strategy of dual expansion, through internal organic growth and selective external acquisitions. Even though internal organic growth may seem to be less risky as compared to acquisitions, it still carries many risks, including but not limited to, whether such internal growth is achievable with our existing talent pool and whether such internal growth can be well managed so as to benefit our long-term growth goals. The ability of current management to enter into new areas of growth and expansion by relying on our existing resources can also be a challenge given the lack of experience and expertise in such fields.

There are risks associated with our strategy of expansion through acquisitions, each of which may result in a material adverse effect on our operating or financial performance.

     We may acquire other operating entities from time to time and intend to actively identify and acquire additional assets, technologies and businesses in the future that are complementary to our existing core media business. Such selection of acquisition targets may be flawed causing financial damages to our operations. These acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant impairment losses related to goodwill or amortization expenses related to intangible assets and exposure to undisclosed or potential liabilities of acquired companies. Moreover, the resources expended in identifying and consummating acquisitions may be significant. Furthermore, any acquisitions we decide to pursue may be subject to the approval of the relevant PRC governmental authorities, as well as any applicable PRC rules and regulations. In addition, we may have significant problems integrating such acquisition targets even after successful initial acquisitions, producing negative impact on our business operations and performance.

The dividends and other distributions on equity Navstar may receive from its subsidiaries or other payments it may receive from future strategic partners are subject to restrictions under PRC law or agreements that these entities may enter into with third parties.

     We rely on dividends and other distributions on equity paid by our subsidiaries and from future service fees from our strategic partners. If any of our subsidiaries incurs debt in the future, the instruments governing the debt may restrict the subsidiaries ability to pay dividends or make other distributions to us. In addition, PRC law requires that payment of dividends by subsidiaries that are incorporated in China can only be made out of its net income, if any, determined in accordance with PRC accounting standards and regulations. Under PRC law, those subsidiaries are also required to set aside a portion, of up to 10% of their after-tax net income each year to fund certain reserve funds, and these reserves are not distributable as dividends. Any limitation on the payment of dividends by our subsidiaries could materially adversely affect our ability to grow, fund investments, make acquisitions, pay dividends, and otherwise fund and conduct business.

Our profitability is highly dependent on the program ratings received by the channel with which it works.

     In general, viewer interest in programming offered on a television channel determines the audience ratings a channel receives. Ratings are a significant factor in the amount of revenues we generate as ratings impact the pricing that we can charge our advertisers. Because television stations generally make the final decision as to which programs they will broadcast, if the television stations choose poor quality programming, or due to competitive forces are unable to secure popular programs, their channel ratings could be negatively affected. The failure by the television stations to achieve good ratings for their programs could have a material adverse affect on the profitability of
Navstar.

We may be dependent on third party partners and contractors for delivering our future services.

     In case of a launch of our TV shopping operations, we will depend on third party service providers to deliver and/or process TV shopping orders and on the production of such products. We cannot control their service and production and these third parties' unsatisfactory performance of their obligations towards us may cause negative impact on our relationship with our customers.

CHINA RELATED RISKS

There Are Risks Associated with Conducting Business in China.

     We face risk related to changes in the policies of the Chinese government that could have a significant impact upon the business we may conduct in China and this may impact our profitability.

     The economy of China is in a transition from a planned economy to a market-oriented economy. Policies of the Chinese government may have significant effects on the economic conditions of China. The Chinese government has confirmed that economic development will follow a model of market economy, under socialism. It is anticipated that China will continue to strengthen its economic and trading relationships with foreign countries and business development in
China will follow market forces. Although it appears this trend will continue, there can be no assurance that this will be the case. A change in policies by the Chinese government could adversely affect our interests through changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the Chinese government has been pursuing economic reform policies for approximately two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting China's political, economic and social life.

                                       10

     The PRC laws and regulations governing our current business operations and contractual arrangements are uncertain, and if we are found to be in violation, we could be subject to sanctions. In addition, any changes in such PRC laws and regulations may have a material and adverse effect on our business.

     A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, the demand for our services and our business. All of our operations are conducted in PRC and all of our revenue is generated from sales to businesses operating in PRC. Although the PRC economy has grown significantly in recent years, there is no assurance that such growth will continue.

PRC's economic, political and social conditions, as well as government policies, could affect our business.

     Our assets and operations are located in China and all of our revenue is derived from our operations in China. Accordingly, we could be adversely impacted by changes in political, economic or social conditions in China, adjustments in PRC government policies or changes in laws and regulations.

     The economy of China differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development in a number of respects, including:

     o    structure;
     o    level of government involvement;
     o    level of development;
     o    level of capital reinvestment;
     o    growth rate;
     o    control of foreign exchange; and
     o    methods of allocating resources.

     Since 1949, China has been primarily a planned economy subject to a system of macroeconomic management. Although the Chinese government still owns a significant portion of the productive assets in China, economic reform policies since the late 1970s have emphasized decentralization, autonomous enterprises and the utilization of market mechanisms. We cannot predict what effects that economic reform and macroeconomic measures adopted by the Chinese government will have on the business or operational results.

Uncertainties in the PRC Legal System could limit the legal protections available to us.

     The PRC legal system is a civil law system based on written statutes.
Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. However, these laws, regulations and legal requirements are relatively recent, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protection available to us and other foreign investors, including investors in our company. It is difficult to predict the impact of future developments in the PRC legal system, particularly with regard to the Internet, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.

     The PRC legal system is based upon written statutes. Prior court decisions may be cited for reference; however, these rulings are not binding on subsequent cases and have limited value as precedents. Since 1979, PRC legislative bodies have promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, PRC has not developed a fully integrated legal system and the array of new laws and regulations may not be sufficient to cover all aspects of economic activities in PRC. These laws and regulations are relatively new, and the limited volume of published decisions. The non-binding nature, interpretation and enforcement of these laws and regulations involve numerous uncertainties. In addition, published government policies and internal rules may have retroactive effects and, in some cases, the policies and rules are not published at all. As a result, we may not be aware of our violation of these policies and rules until after rulings have gone into effect. The laws of PRC govern our contractual arrangements with our affiliated entities. The enforcement of the contracts and the interpretation of the laws governing these relationships are subject to uncertainty.

                                       11

If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing the U.S. capital markets.

     At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

There is a risk that Inflation could slow economic growth in China.

     While the Chinese economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and result in rising inflation. If prices for our products rise at a rate slower than the rise in the costs of supplies, it will have an adverse effect on profitability. In order to control inflation in the past, the Chinese government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such a policy can lead to a slowdown in economic growth. In October 2004, the People's Bank of China, China's central bank, raised interest rates for the first time in nearly a decade and suggested in a statement that the measure was prompted by inflationary concerns in the
Chinese economy. Repeated increases in interest rates by the central bank will likely slow economic activity in China which could, in turn, materially increase company expenses and reduce demand for our products.

We may experience risks associated with currency exchange losses.

     Although a majority of our revenue is denominated in Renminbi, our reporting currency is the U.S. Dollar. Our revenue and earnings are expressed in our U.S. Dollar financial statements and will decline in value if the Renminbi depreciates relative to the U.S. Dollar. Very limited hedging transactions are available in China to reduce its exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and it may not be able to successfully hedge our exposure, if at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert
Renminbi into U.S. Dollars.

Investors may experience difficulties in effecting service of legal process and enforcing judgments against our company and our management.

     Although we are incorporated in the State of Nevada, a significant portion of our assets are located in China. As a result, it may be difficult for investors to enforce any actions brought against us outside the United States including actions predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. In addition, several of our executive officers are non-U.S.
residents and many of the assets of these persons are located outside of the
United States. As a result, it may not be possible to effect service of process within the United States upon these executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of court judgments. As a result, recognition and enforcement in China, or elsewhere outside of the United States of judgments of a court of the United States or any other jurisdiction, including judgments against us or our directors and executive officers, may be difficult or impossible. We have been advised by our
PRC counsel that enforceability in the PRC is questionable, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United
States or the securities laws of any state of the United States.

                                       12

FOREIGN EXCHANGE CONTROL RISKS

Government control of currency conversion may adversely affect our financial condition and results of operations.

     The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the
PRC. We receive substantially all of our revenue in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the
PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

     The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain expenses in a timely manner.

The fluctuation of the Renminbi may materially and adversely affect your investment.

     The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. Any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from this offering of our common stock into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

     Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S.
dollar equivalent of the Renminbi we convert would be reduced. Any significant devaluation of Renminbi may reduce our operation costs in U.S. dollars but may also reduce our earnings in U.S. dollars. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

     Since 2006 the PRC has pegged the value of the Renminbi to a basket of foreign currencies, including the U.S. dollar. We do not believe that this policy has had a material effect on our business. There can be no assurance that
Renminbi will not be subject to devaluation. We may not be able to hedge effectively against Renminbi devaluation, so there can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

     In addition, there can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

Restrictions on foreign currency exchange may limit our ability to obtain foreign currency or to utilize Revenue effectively.

                                       13

     Substantially all of our revenue and operating expenses are denominated in
Renminbi. The Renminbi is freely convertible under the "current account", which includes dividends, trade and service related foreign exchange transactions.
However, it is not freely convertible under the "capital account", which includes foreign direct investment.

     Currently, our subsidiaries may purchase foreign exchange for settlement of
"current account transactions", including payment of dividends, without the approval of the State Administration for Foreign Exchange, or SAFE. Such
subsidiaries may also retain foreign exchange in their current account (subject to a ceiling approved by the SAFE) to satisfy foreign exchange liabilities or to pay dividends. The relevant PRC governmental authorities may limit or eliminate our ability to purchase and retain foreign currencies in the future.

     Since a significant amount of future revenue will be in the form of
Renminbi, the existing and any future restrictions on currency exchange may limit its ability to utilize revenue generated in Renminbi to fund its business activities outside China, if any, or expenditures denominated in foreign currencies. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from the SAFE.

REGULATORY RISKS

Violations of PRC Regulations Could Result in Severe Penalties

     The PRC recently enacted regulations applying to media-related services.
While many aspects of these regulations remain unclear, they purport to limit and require licensing and censoring of various aspects of the provision of media services and media products. If our operations or products are found to be inconsistent with these regulations, business will be severely impaired and we could be subject to severe penalties.

     The Bureau of Broadcasting and Television is the authority directly in charge of the media industry. However, as we grow it may be subject to regulation by various PRC government authorities. Various government authorities have stated publicly that they are in the process of preparing new laws and regulations that will govern these activities. The areas of regulation currently include movie production, local content, online advertising, online publishing and content distribution that we may be involved. In addition, other aspects of the business may be subject to regulation in the future.

     Operations may not be consistent with these new regulations when put into effect and, as a result, we could be subject to severe penalties.

The laws and regulations governing the Internet industry in China are developing and subject to future changes, and substantial uncertainties exist as to the interpretation and implementation of those laws and regulations.

     In recent years, the PRC government has begun to enact laws and regulations applicable to Internet-related services and activities, many of which are relatively new and untested and subject to future changes. In addition, various regulatory authorities of the central PRC government, such as the State Council, the MII, the State Administration of Industry and Commerce, or SAIC, the State
News and Publication Administration, or SNPA, and the Ministry of Public
Security, are empowered to issue and implement regulations to regulate certain aspects of Internet-related services and activities. Furthermore, some local governments have also promulgated local rules applicable to Internet companies operating within their respective jurisdictions. As the Internet industry itself is at an early stage of development in China, there will likely be new laws and regulations adopted in the future to address issues that arise from time to time. As a result of the foregoing, substantial uncertainties exist regarding the interpretation and implementation of current and future PRC Internet laws and regulations. While we believe that we are in compliance with all applicable
PRC laws and regulations currently in effect, we cannot assure you that we will not be found in violation of any current or future PRC laws and regulations due to these substantial uncertainties.

                                       14

RISKS RELATED TO OUR COMMON STOCK

Officers and Directors may together have certain controls of the decisions of the Company.

     Our officers, directors and affiliates have control of certain aspects of the Company through stock ownership and the position(s) they hold. The interest of the officers and directors and the key shareholders may differ from other shareholders. We intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future; however, our officers and directors will review this policy as circumstances dictate.

If an active trading market for our common stock does not develop, the price of our common stock may suffer and may decline below the offering price.

     Our common stock is now quoted on the over-the-counter Bulletin Board
(OTCBB). There is currently a limited trading market for our common stock and it is not known if any trading market will ever develop. As such, it may be difficult to sell shares due to the absence of a trading market.

     In addition, broker-dealers that recommend our common stock to customers or qualifying investors must follow special sales procedures, including getting the purchaser's written consent prior to the sale. Our common stock is also subject to the "penny stock" rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale. These requirements may further limit the investor's ability to sell his/her shares.

Future sales of restricted shares may have an adverse impact on the market price of our common stock

     Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As a significant number of our shares will become available for resale in the public market pursuant to this registration of the sale of the shares, their sale could depress the market price of our stock. The supply of our common stock will increase, which could decrease its price. In addition, some additional shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of common stock.

Stock prices of Media-related companies have fluctuated widely in recent years, and the trading prices of Navstar's common stock could be volatile, which could result in substantial losses to investors.

     The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other publicly-held media-related businesses, trading volume of the common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competition. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

                                       15

                Special note regarding forward-looking statements

     This prospectus contains forward-looking statements. These statements relate to our growth strategy and our future financial performance, including our operations, economic performance, financial condition and prospects, and other future events. We generally identify forward-looking statements by using such words as "anticipate," "believe", "can", "continue", "could", "estimate",
"expect", "intend", "may", "plan", "potential", "seek", "should", "will", or variations of such words or other similar expressions and the negatives of such words. These forward-looking statements are only predictions and are based on our current expectations.

     In addition, a number of known and unknown risks, uncertainties and other factors could affect the accuracy of these statements, including the risks outlined under "Risk factors" and elsewhere in this prospectus. Some of the more significant known risks that we face are uncertainty regarding market acceptance of our products and services and our ability to generate revenue or profit.
Other important factors to consider in evaluating our forward-looking statements include:

>>   our possible inability to execute our strategy due to changes in our industry or the economy generally;

>>   our possible inability to execute our strategy due to changes in political, economic and social conditions in the markets in which we operate;

>>   uncertainties associated with currency exchange fluctuations;

>>   changes in laws and regulations governing our business and operations or permissible activities;

>>   changes in our business strategy; and

>>   the success of our competitors and the emergence of new competitors.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity or performance. Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have based these forward-looking statements on our current expectations and projections about future events and financial, political and social trends and assumptions we made based on information currently available to us. These statements may be affected by inaccurate assumptions we might have made or by known or unknown risks and uncertainties, including the risks and uncertainties described in "Risk factors." In light of these assumptions, risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur as contemplated and actual results could differ materially from those anticipated or implied by the forward-looking statements.

     Forward-looking statements contained herein speak only as of the date of this prospectus. Unless required by law, we undertake no obligation to update publicly or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and
Exchange Commission (SEC) after the date of this prospectus. See "Where you can find more information."

                                       16

                                 USE OF PROCEEDS

     We are registering these shares pursuant to the registration rights granted to the selling shareholders in our January 2006 private placement. We will not receive any proceeds from the resale of our common stock under this offering. We may receive some proceeds if any of the Selling Shareholders exercise their warrants through cash exercise. These proceeds, if any, will be used for working capital purposes or any other Company purpose approved by our Board of
Directors.

                                       17

                              SELLING SHAREHOLDERS

     When we refer to "selling shareholders" in this prospectus, we mean those persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling shareholders' interests in shares of our common stock other than through a public sale.

     The following table sets forth, as of the date of this prospectus, the name of each selling shareholder for whom we are registering shares for resale to the public, and the number of shares of common stock that each selling shareholder may offer pursuant to this prospectus. The common stock being offered by the selling shareholders was acquired from us in the private placements that were completed on January 31, 2006. The shares of common stock offered by the selling shareholders were issued pursuant to exemptions from the registration requirements of the Securities Act. The selling shareholders represented to us that they were accredited investors and were acquiring our common stock for investment and had no present intention of distributing the common stock. We have agreed to file a registration statement covering the common stock received by the selling shareholders. We have filed with the Securities and Exchange
Commission, under the Securities Act, a registration statement on Form SB-2 with respect to the resale of the common stock from time to time by the selling shareholders, and this prospectus forms a part of the registration statement on
Form SB-2. Except as noted below, none of the selling shareholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates and none of the selling shareholders is or was affiliated with registered broker-dealers.

     Based on the information provided to us by each selling shareholder and as of the date the same was provided to us, assuming that the selling shareholders sell all of our shares of common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, each selling shareholder will not own any shares other than those appearing in the column entitled "Percentage of common stock owned after the offering." We cannot advise you as to whether the selling shareholders will in fact sell any or all of such shares of common stock. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the
Securities Act after the date on which they provided the information set forth on the table below.

Selling Shareholder          Total Number of         Total Number of     Percentage of Common
                             Securities Owned Prior  Securities being    Stock owned after
                             to the Offering         Registered          the Offering (1)
---------------------------- ----------------------- ------------------- --------------------
Whalehaven Capital Fund      2,040,000               2,040,000           --
Limited
---------------------------- ----------------------- ------------------- --------------------
Forum Global Opportunities   2,040,000               2,040,000           --
Master Fund, L.P.
---------------------------- ----------------------- ------------------- --------------------
Double U Master Fund, LP     408,000                 408,000             --
---------------------------- ----------------------- ------------------- --------------------

                                       18

---------------------------- ----------------------- ------------------- --------------------
The Continental Trust        204,000                 204,000             --
Company Limited as Trustee
of Kanishka Holdings Trust
---------------------------- ----------------------- ------------------- --------------------
Harborview  Master Fund LP   816,000                 816,000             --
---------------------------- ----------------------- ------------------- --------------------
Alpha Capital AG             1,224,000               1,224,000           --
---------------------------- ----------------------- ------------------- --------------------
Gilbert D. Raker             408,000                 408,000             --
---------------------------- ----------------------- ------------------- --------------------
Arthur Luxenberg             408,000                 408,000             --
---------------------------- ----------------------- ------------------- --------------------
Jay & Bernice Salomon        204,000                 204,000             --
---------------------------- ----------------------- ------------------- --------------------
Diana Chin                   102,000                 102,000             --
---------------------------- ----------------------- ------------------- --------------------
David and Marian Fass        306,000                 306,000             --
---------------------------- ----------------------- ------------------- --------------------
WestPark Capital             3,360                   3,360               --
---------------------------- ----------------------- ------------------- --------------------
Starobin Partners, Inc.      5,000                   5,000               --
---------------------------- ----------------------- ------------------- --------------------
Paula Lev                    6,000                   6,000               --
---------------------------- ----------------------- ------------------- --------------------
Lori Scott                   1,500                   1,500               --
---------------------------- ----------------------- ------------------- --------------------
Michelle Cona                1,200                   1,200               --
---------------------------- ----------------------- ------------------- --------------------
Axel Mehrle                  1,000                   1,000               --
---------------------------- ----------------------- ------------------- --------------------
Marissa McKelvey             1,000                   1,000               --
---------------------------- ----------------------- ------------------- --------------------
Jamie Landes                 140                     140                 --
---------------------------- ----------------------- ------------------- --------------------
Argilus Securities LLC       97,294                  97,294              --
---------------------------- ----------------------- ------------------- --------------------
vFinance Investments, Inc.   39,713                  39,713              --
---------------------------- ----------------------- ------------------- --------------------
John D. Harbaugh             81,960                  81,960              --
---------------------------- ----------------------- ------------------- --------------------
John Blanchard               15,333                  15,333              --
---------------------------- ----------------------- ------------------- --------------------
Daniel Sabo                  12,000                  12,000              --
---------------------------- ----------------------- ------------------- --------------------
Jonathan Rich                4,500                   4,500               --
---------------------------- ----------------------- ------------------- --------------------

_________________________________
(1)  Assumes that each named selling shareholder sells all of the shares of common stock it holds (including the shares it will hold pursuant to the exercise of warrants or conversion of the convertible debentures, as applicable) that are covered by this prospectus and neither acquires nor disposes of any other shares, or right to purchase other shares, subsequent to the date as of which we obtained information regarding its holdings.
     Because the selling shareholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number of shares of common stock (or actual percentage of the class of common stock) that will be held by any selling shareholder upon completion of the offering.

                                       19

                              PLAN OF DISTRIBUTION

     We are registering the securities covered by this prospectus on behalf of the selling shareholders. Each selling shareholder is free to offer and sell his or her shares of our common stock at such times, in such manner and at such prices as he or she may determine. The selling shareholders have advised us that the sale or distribution of our common stock owned by the selling shareholders may be effected in transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of our common stock, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of our common stock. There is no over-allotment option and no shares will be sold by us.

     The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     Selling shareholders and any broker-dealer that acts in connection with the sale of shares of our common stock hereunder may be deemed to be "underwriters"
within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares of our common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act. Because each of selling shareholders may be deemed to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements of the Securities Act.

     We have informed the selling shareholders that the anti-manipulation rules of the Commission, including Regulation M promulgated under the Securities
Exchange Act, will apply to our sales in the market, and we have informed the other selling shareholders that these anti-manipulation rules may apply to their sales in the market. We have provided all of the selling shareholders with a copy of such rules and regulations.

     Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by the selling shareholders and any other person distributing our common stock. The anti-manipulation rules under the Securities
Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling shareholders and their affiliates. Furthermore,
Regulation M of the Securities Exchange Act may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock. Rules 101 and 102 of Regulation M under the Securities Exchange Act, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of
Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

                                       20

     The selling shareholders also may resell all, or a portion, of the common shares in open market transactions in reliance upon Rule 144 under the
Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     The selling stockholders will pay all commissions, transfer taxes and other expenses associated with their sales. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to pay the expenses of the preparation of this prospectus.

                                       21

                                   MANAGEMENT

         DIRECTORS, EXECUTIVE OFFICERS AND KEY MANAGEMENT PERSONNEL

     The following table sets forth the names and ages of our current directors, executive officers, and key management personnel, their principal offices and positions and the date each such person became our director or executive officer. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer. The executive officers are all full time employees of our company.

Directors and Officers

Name               Age      Position                   Date of Appointment
---------------    ---      --------                   -------------------
Ranny Liang        51       Chairman                   November 2004
Yang Wenquan       44       Chief Executive Officer,   January 11, 2007
                            Director
Edward Meng        40       Chief Financial Officer,   January 11, 2007
                            Director
John Chen          35       Director                   January 11, 2007
Lester Schecter    73       Director                   November 30, 2005
Ross Warner        42       Director                   January 11, 2007
John Wong          40       Director                   January 11, 2007

Yang Wenquan, a current member of the Navstar Board and the General Manager of
China Operations for the Company, is the new Chief Executive Officer. Mr. Yang
replaced Mr. Steve Sun, after Mr. Sun resigned from the position of Chief
Executive Officer and as a Director of the Board.

Ranny Liang, Chairman of Navistar Communications Holdings, Ltd. Ms. Liang was
the original founder of Navistar and is responsible for overall strategy and
Chinese investor relations. She formerly served as the General Manager of The
SinoAmerican Times and the Executive Director of Asian Cultural Enterprises,
Inc. where she was responsible for print and TV media program production. Prior to this position, Ms. Liang was an Account Executive at the New York Daily Times
and a reporter for The World Journal, a major newspaper and magazine in China.
In addition, Ms. Liang was a teacher of Guangzhou College and at the same time served as a free lance columnist for several major newspapers and magazines in
China. Ms. Liang holds a Bachelor of Arts in Chinese Literature and Language from The South China Normal University.

Edward Meng, Chief Financial Officer. Mr. Meng has more than 10 years of experience managing, leading and advising corporations through complex restructurings, international market expansion and capital markets transactions.
He has a strong track record in leadership for improved financial performance, heightened productivity, and enhanced compliance assurance. He is currently a senior financial consultant to Shell (China) Limited. He was the Chief Financial
Officer of Koch Materials (China) Co., a subsidiary of Koch Industries, Inc., prior to its acquisition by Royal Dutch Shell. Before Koch Materials (China)
Co., Mr. Meng served 6 years as the Director of Finance at Intelsat Global
Service Co. Mr. Meng obtained his MBA from Georgetown University and B.A. from
Sichuan International Studies University.

John Chen, director. Mr. Chen currently serves as the Chief Financial Officer of
General Steel Holdings, Inc. Prior to his current position, he was a senior accountant at Moore Stephens Wurth Frazer & Torbet, LLP. Mr. Chen obtained his Bachelor of Science in Business Administration and Accounting from
California State Polytechnic University and is a member of California Society of
Certified Public Accountants, the American Institute of Certified Public
Accountants and the California Society of Accountants. Mr. Chen is expected to serve on the audit committee.

                                       22

Lester Schecter, director. Mr. Schecter is president of LS Public Relations, a
New York based public relations agency that specializes in the entertainment industry. Mr. Schecter has created and executed public relations campaigns on behalf of many Broadway and Off Broadway productions, television series and specials. He has publicized more than 30 Broadway, and Off Broadway productions including Irene, starring Debbie Reynolds; Athol Fugard's Sizwe Banzi Is Dead and The Island; and Oh! Calcutta!. Mr. Schecter has won two special Emmy Awards for his contributions in helping to produce and market national primetime Emmy
Awards telecasts and has introduced and publicized many classic public television series, including Live From Lincoln Center (ten years), Nature (ten years) and American Playhouse (14 years). He has also supervised the marketing for a number of public television children's series, among them "The Adventures of Dudley, the Dragon" and "The Hug-A-Bug Club." Mr. Schecter holds a Bachelor of Science in Mechanical Engineering from City College of New York and has been a guest lecturer on theatrical marketing and publicity at New York University.

Ross Warner, director. Mr. Warner has over 13 years' management, training and consulting experience with international companies. He currently serves on the board of General Steel Holdings, Inc. Previously he served as business manager at TTI China and Infotechnology Group, Inc., and was the country manager for
China at Our Chinese Daughters Foundation, EF English First. Mr. Warner obtained a Master of International Management from American Graduate School of
International Management at Thunderbird and a Bachelor of Business
Administration from Pacific Lutheran University & University of Copenhagen,
Denmark.

John Wong, director. Mr. Wong is an accountant by profession with more than 16 years of experience in auditing and corporate finance work. He is currently the
Director of TMF China and also serves as a non-executive director on the boards of the following companies: Golden Resources Development International Limited
and Ecogreen Fine Chemicals Group Limited, both listed on the Hong Kong Stock
Exchange; CDW Holdings, listed on the Singapore Stock Exchange; and General
Steel Holdings, Inc., listed on OTC Bulletin Board in the U.S. Prior to these positions, Mr. Wong served as director for Deloitte Touche Corporate Finance based in Shanghai, being one of the founding members of the Deloitte Touche corporate finance office in Shanghai. Mr. Wong graduated from the University of
Melbourne with a B.A. of Commerce. He is a fellow member of the Australian
Society of Certified Public Accountants and the Hong Kong Institute of Certified
Public Accountants. He also obtained a PRC Certificate of Independent
Directorship in 2002. Mr. Wong is expected to serve on the audit committee

     Executive Compensation

     The following table sets forth certain information concerning the compensation paid to our chief executive officers and our other most highly compensated officers during year 2006:

                                       23

                           SUMMARY COMPENSATION TABLE

----------------- ---------- ---------- --------- ---------- ------------ ---------------- ------------------ ----------------- --------
    Name and        Year     Salary      Bonus    Stock        Option       Non-Equity       Nonqualified        All Other       Total
   Principal                    ($)       ($)      Awards      Awards     Incentive Plan       Deferred         Compensation      ($)
    Position                                         ($)         ($)       Compensation      Compensation           ($)
                                                                                ($)            Earnings
                                                                                                  ($)
      (a)            (b)        (c)       (d)        (e)         (f)            (g)               (h)               (i)           (j)
----------------- ---------- ---------- --------- ---------- ------------ ---------------- ------------------ ----------------- --------
Lester Schecter     2006       5,000      N/A        N/A         N/A            N/A               N/A               N/A          5,000
----------------- ---------- ---------- --------- ---------- ------------ ---------------- ------------------ ----------------- --------
 Steve Sun (1)      2006      15,000      N/A        N/A         N/A            N/A               N/A               N/A         15,000
----------------- ---------- ---------- --------- ---------- ------------ ---------------- ------------------ ----------------- --------
 Jeffrey Spear      2006      30,000      N/A        N/A         N/A            N/A               N/A               N/A         30,000
      (2)
----------------- ---------- ---------- --------- ---------- ------------ ---------------- ------------------ ----------------- --------
  Don Lee (3)       2006      30,000      N/A        N/A         N/A            N/A               N/A               N/A         30,000
----------------- ---------- ---------- --------- ---------- ------------ ---------------- ------------------ ----------------- --------

     (1)  Mr. Sun stopped being our Chief Executive Officer on January 11, 2007.

     (2)  Mr. Spear resigned as our Chief Financial Officer in June 2006.

     (3)  Mr. Lee resigned as our Chief Executive Officer on June 9, 2006.

Board of Directors
------------------

     Our current Board of Directors is comprised of Ranny Liang, Yang Wenquan,
Edward Meng, John Chen, Lester Schecter, Ross Warner and John Wong. The Board of
Directors is scheduled to meet approximately four times annually and on an as needed basis. Outside Directors will be compensated $10,000 annually, plus a one-time stock grant of 30,000 shares. Below is a table setting forth the compensation paid to our outside directors for year 2006.

                              Director Compensation

------------------ ---------- ---------- --------- ---------------- ----------------- ------------------ -------------
      Name         Fees       Stock      Option      Non-Equity       Nonqualified        All Other         Total
                   Earned      Awards     Awards   Incentive Plan       Deferred        Compensation         ($)
                   or Paid       ($)       ($)      Compensation      Compensation           ($)
                   in Cash                              ($)            Earnings
                      ($)                                                 ($)
       (a)            (b)        (c)       (d)           (e)              (f)                (g)             (h)
------------------ ---------- ---------- --------- ---------------- ----------------- ------------------ -------------
Lester Schecter     10,000       N/A       N/A           N/A              N/A                N/A             N/A
------------------ ---------- ---------- --------- ---------------- ----------------- ------------------ -------------

Employment Agreement
--------------------

Mr. Yang began his employment with our company on January 11, 2007, with a term of three years, renewable for an additional term of two years. Mr. Yang's employment agreement provides for a monthly salary of $4,000, payable in shares of our common stock valued at the closing price of each month, to be paid out on a quarterly basis.

Management Incentive Stock Ownership Plan
-----------------------------------------

     Management is currently working on an incentive stock ownership program to give incentive to management and employees.

                                       24

                           RELATED PARTY TRANSACTIONS

     On December 27, 2006, we reorganized our content productions by absorbing useful and non-redundant assets of Happytimes into Beijing and spun off
Happytimes with its liabilities to its original shareholders with no additional consideration paid to them and Happytimes ceased to be a subsidiary of ours.

                                       25

                                    BUSINESS

                           DESCRIPTION OF OUR BUSINESS

     We are a holding company for various media subsidiaries that serve the
Chinese market. We produce TV content, syndicated shows, infomercials and commercials and conduct related advertising activities for our customers, including among others, China Central Television ("CCTV"), Beijing Television
and Audi. In addition, we do outdoor billboard advertising for our customers, including, Philips, Hitachi, Pizza Hut, Dunkin Donut and others. For the first nine months of 2006, our revenue was $3,244,303.00.

Beijing Media

     Beijing Media dates back to 2000 when its predecessor was founded. Beijing
Media has produced approximately 10,000 hours of programming over the years.
Beijing Media counts among its customers, CCTV, for which it produces approximately 500 hours of programming a year, Beijing Television Station,
Beijing Digital and Mobile Television Station, Shanghai Television Station,
Guangzhou Television Station and other television stations. Beijing Media has a full set of pre and post production editing equipment, including 15 pieces pre-production equipment, 10 pieces of non-linear editing equipment and 2 pieces linear editing equipment. Beijing Media is lead by a team of well-trained and known professionals with solid backgrounds in content production and distribution.

Lucky Star

     Lucky Star was founded in 1992, and is engaged in advertising business in the following areas: tv commercials, outdoor media, newspaper and magazines. Its customers include Coco Cola, Pepsi Cola, Philips, Hitachi, Audi, Dunkin Donuts,
Pizza Hut and other brand names. We acquired a 70% interest in Lucky Star in
July, 2006 for 2,800,000 shares.

CONTENT PRODUCTION

     Our content production is performed at Bejing Media. It has the capabilities of film creation, screen shoot and production. Currently it produces TV programs for CCTV, BTV, MTV and some other major TV channels in
China. Other than TV programs, we have also produced a large number of TV advertising, product promotion programs and related public relations services for world brands such as Audi and others. The content production function is run by a stable and highly professional production team and boasts advanced post visual/audio production equipment to enable us to provide integrated service for clients including screen shoot, broadcasting and post visual/audio production.

SALES AND DISTRIBUTION

     Our subsidiaries sell and distribute our media content throughout the PRC to various provincial television authorities and the nationwide China Central
Television (CCTV.) Primary offices for our operating subsidiaries are located in
Beijing, with selling efforts engaged in throughout the country. Currently, our subsidiaries only sell to customers in the PRC.

CONCENTRATION OF CUSTOMERS

     As of January 31, 2007, our subsidiaries sell their entire output of media content production to various governmental broadcasting organizations within the
PRC. The primary buyer is CCTV, followed by Beijing TV and various provincial broadcasting authorities. Because of the credit-worthiness of these governmental customers, there is a high level of confidence in the collectability of outstanding receivables. The loss of any specific customer, including CCTV, could have a material adverse effect on the financial performance of one or all of our subsidiaries.

                                       26

BACKLOG

     We have no backlog of orders. Production of Television serials and movies are performed under contracts from distributors and state-owned entities.

COMPETITION

     Although the market has increased dramatically, the Chinese TV media industry is still in the early stages of development. Since there are so many gaps and opportunities in the market, most TV media companies have enjoyed profitable operations. However, due to long-established state ownership and control, the TV media industry has not been market-driven. As a result, many production companies operate on a small scale, with limited capacity and sophistication. Few companies are strong comprehensive competitors, with most lacking in one or more of the basic components of the industry, including channel ownership and operation, production, distribution and advertising.

     We intend to acquire certain larger producers in an attempt to create a nationwide provider of content and other services. While two acquisitions of this type were closed during 2006, there can be no guarantee that there will be future, like acquisitions or that any of our acquisitions will deliver positive financial results.

PRIVATE TELEVISION PRODUCTION COMPANIES

     Our main competitors in the short run are state-owned companies that are firmly entrenched in the market such as Shanghai Media Group. In terms of program provision, we primarily compete with existing private program providers for the various TV stations and networks and with distributors of overseas films. Most are small and regionally-based.

STATE-OWNED TELEVISION COMPANIES

     The key state-owned program providers are TV Department of China Radio
International ("CRI") (subordinated to State Ministry of Radio, Film and
Television) and Audio-Visual Center of Xinhua News Agency. These providers specialize in international and domestic news. This is a tightly state-controlled sector that has not demonstrated a history of profitable operations. We are not in the television news business and, as such, do not consider these providers to be full competitors. The large state-owned content producers such as CCTV, CCID TV and Perspective Orient (Hunan TV& Broadcast
Intermediary), focus primarily on Internet Technology and Financial News programming, also Hengyi TV and Guanghua Film & TV.

OVERSEAS (FOREIGN TO CHINA) MEDIA GROUPS

     International media companies currently produce highly specialized feature programming for export to China. Such specialized content does not tend to encroach upon political and cultural sensitivities. Through these channels, limited high-content programming is distributed through Chinese media firms.
Networks distributed through this method include ESPN, MTV, NGC and Discovery
Channel. One international organization that recently entered into a joint venture to produce local content is Viacom, through a contract with Shanghai
Media, a large state-owned media content producer.

COMPETITIVE SUMMARY

     While the media content industry in China is fragmented and dominated by state-owned large entities, the opportunities for exploitation of market inefficiencies may not exist for an extended period of time. To the extent that other, well-funded organizations invest in this market, the outlook and financial operations of our company could be materially affected in an adverse manner. Until the entry of major competitors, we plan to grow internally and to continue acquiring private entities to better address the opportunities and gaps that exist in the contemporary market for media in China.

                                       27

GOVERNMENTAL REGULATION

     Our company operates from facilities that are located in the People's
Republic of China. Accordingly, we must conform to the governmental regulations and rules of China. In the case of media content produced for viewing in China, stringent rules have been put in place by the government to ensure the cultural appropriateness of films and shows. We must carefully obey these rules so that we may continue to produce and distribute our content within the Chinese market.
To the extent that we violate these rules and regulations, it is possible that major, state-owned customers will decline to continue purchasing our content.
Such an event could have a materially adverse on our operations and on our future prospects. Following is a general discussion of the unique characteristics of the Chinese market

DOING BUSINESS IN CHINA AND GOVERNMENT REGULATIONS IN CHINA
-----------------------------------------------------------

GOVERNMENTAL REGULATION OF OUR OPERATIONS IN CHINA

     Our subsidiary companies operate from facilities that are located in the
People's Republic of China. Accordingly, our subsidiaries' operations must conform to the governmental regulations and rules of China.

THE CHINESE LEGAL SYSTEM

     The practical effect of the People's Republic of China legal system on our business operations in China can be viewed from two separate but intertwined considerations.

     First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the General Corporation Laws of the several states.
Therefore, as a practical matter, a Foreign Invested Enterprise needs to retain or have ready access to a local Chinese law firm for routine compliance purposes.

     Similarly, the People's Republic of China accounting laws mandate accounting practices, which are not co-existent with U.S. Generally Accepted
Accounting Principles. The China accounting laws require that an annual
"statutory audit" be performed in accordance with People's Republic of China accounting standards and that the books of account of Foreign Invested
Enterprises are maintained in accordance with Chinese accounting laws. Article
14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law
requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designate Financial and tax authorities, at the risk of business license revocation. As a practical matter, a Foreign Invested
Enterprise must retain a local Chinese accounting firm that has experience with both the Chinese standards and U.S. Generally Accepted Accounting Principles.
This type of accounting firm can serve the dual function of performing the annual Chinese statutory audit and preparing the Foreign Invested Enterprise's financial statements in a form acceptable for an independent U.S. certified public accountant to issue an audit report in accordance with Generally Accepted
Accounting Auditing Standards.

     Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly
Foreign-Owned Enterprises are Chinese registered companies which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. All business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce
in Stockholm, Sweden applying Chinese substantive law. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of
Association, enforceable in accordance with the "United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958)." Therefore,
as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign
Invested Enterprises.

                                       28

EARNINGS AND DISTRIBUTIONS OF THE FIE'S

     Wholly Foreign-Owned Enterprise laws provide for and guarantee the distribution of profits to foreign investors in Chinese Foreign Invested
Enterprises. Article 19 of the People's Republic of China Wholly Foreign Owned
Enterprise Law provides that a foreign investor may remit abroad after-tax profits that are earned by a Foreign Invested Enterprise, as well as other funds remaining after the enterprise is liquidated.

     Because our Chinese businesses are controlled foreign corporations, for
U.S. federal income tax purposes, we may be required to include in our gross income for U.S. tax purposes:

     o    Those companies' "Subpart F" income, which includes certain passive income and income from certain transactions with related persons, whether or not this income is distributed to it; and

     o    Increases in those companies' earnings invested in certain U.S.
          property.

     Based on the current and expected income, assets, and operations of Chinese businesses, we believe that it will not have significant U.S. federal income tax consequences under the controlled foreign corporation rules.

POLITICAL AND TRADE RELATIONS WITH THE UNITED STATES

     Political and trade relations between the United States and Chinese governments within the past five years have been volatile and may continue to be in the future. As an example, the United States' considered revocation of
China's Most Favored Nation trade status at one time. Issues surrounding the sovereignty of Taiwan remain within the public discourse. Finally, the United
States' bombing of the Chinese embassy in Yugoslavia led to deteriorated relations between the two nations. While none of these events have had a direct connection to our organization, other issues, including the protection of intellectual property rights within China and sensitivity to technology transfers from the United States to China have closer potential connection to our operations. There can be no assurance that the political and trade ramifications of these issues or the emergence of new issues will not cause future difficulties for our operations within China.

ECONOMIC REFORM ISSUES

     Although the majority of productive assets in China are owned by the
Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

     o    We will be able to capitalize on economic reforms;

     o    The Chinese government will continue its pursuit of economic reform policies;

     o    The economic policies, even if pursued, will be successful;

     o    Economic policies will not be significantly altered from time to time;
          and

     o    Business operations in China will not become subject to the risk of nationalization.

     Negative impact upon economic reform policies or nationalization could result in a total investment loss in our common stock.

                                       29

     Since 1978, the Chinese government has been engaged in a reformation of its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors may result in fluctuations in the rate of economic growth, increases in unemployment or inflation, or can engender wealth disparities between regions within China. Such outcomes could lead to further adjustment of the reform measures and may negatively affect our operations.

     Over the last few years, China's economy has registered a high growth rate.
Recently, there have been indications that rates of inflation may be increasing as well. In response, the Chinese government recently enacted measures to curb this excessively expansive economy. These measures include a devaluation of the
Chinese currency, the Renminbi, restrictions on the availability of domestic credit, reducing the purchasing capability of certain consumers, and some re-centralization of the approval process for purchases of a handful of foreign products. Such austerity measures alone may not succeed in slowing down the economy's excessive expansion or in the control of inflation. The Chinese government may adopt additional measures to further combat inflation, including the establishment of wage and price freezes or restraints on certain projects or markets. These measures may adversely affect our company's operations as well.

     To date, reforms to China's economic system have not adversely impacted our company's operations and are not expected to adversely impact operations in the foreseeable future. There can be no assurance, however, that the reforms to
China's economic system will continue or that we will not be adversely affected by changes in China's economic and social conditions or by changes in policies of the Chinese government. An example of potential adverse changes includes laws and regulations, measures which may be introduced to control inflation, the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and tariff or other import and export restrictions.

CURRENCY CONVERSION AND EXCHANGE

     The currency in China is designated as the Renminbi. Although the
Renminbi/United States dollar exchange rate has been relatively stable in the past five years there can be no assurance that the exchange rate will not become volatile or that the Renminbi will not be officially devalued against the United
States dollar by direction of the Chinese government.

     Exchange rate fluctuations may adversely affect our financial performance because of our foreign currency denominated assets and liabilities, and may reduce the value, translated or converted, as applicable into United States dollars, of our net fixed assets, our earnings and our declared dividends. We do not engage in any hedging activities in order to minimize the effect of exchange rate risks.

ENVIRONMENTAL COMPLIANCE

     Our Company is subject to the People's Republic of China's National
Environmental Protection Law, which was enacted on December 26, 1989, as well as a number of other national and local laws and regulations regulating air, water, and noise pollution and setting pollutant discharge standards. Violation of such laws and regulations could result in warnings, fines, orders to cease operations, and even criminal penalties, depending on the circumstances of such violation. We believe that our operations are in compliance with all applicable environmental laws, including those laws relating to air, water, and noise pollution. We believe that the cost of compliance with the applicable environmental laws does not have a material effect on our capital expenditures, earnings or our competitive position.

PRODUCT DEVELOPMENT

     We plan to increase our capacity to produce media content, subject only to market and logistical constraints. To be successful, it will be necessary for us to seek other sources of funding. Should such sources be unavailable or too costly, we could sustain a material adverse impact upon our financial performance and a loss of competitive position within the marketplace.

                                       30

EMPLOYEES

     As of January 25, 2007, we have fifty-six full time employees and three corporate officers, consisting of the Chief Executive Officer, the Chief
Financial Officer and the Corporate Secretary.

                                       31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

     The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this report.
This Registration Statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond our control, including adverse changes in economic, political and market conditions, losses from our market making and trading activities arising from counter-party failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities trading industries. Although we believe that our forward-looking statements are based upon reasonable assumptions regarding our business and future market conditions, there can be no assurances that our actual results will not differ materially from any results expressed or implied by our forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any forward-looking statements are not guarantees of future performance.

Overview

     We own majority interests in Beijing Broadcasting and Television Media
("Beijing Media") and Beijing Lucky Star Century Advertisement Company("Lucky
Star"), both of which are specialized in media content production and distribution in the PRC. Happy Times Media, formerly our subsidiary, has been absorbed into Beijing Media and ceased to be our subsidiary.

     We are one of the growing non-state-owned media companies in China. We answer to the market forces and are innovative and aggressive in our business operations. We produce TV content, syndicated shows, infomercials and commercials and conduct related advertising activities for our customers, including among others, China Central Television ("CCTV"), Beijing Television
and Audi. In addition, we do outdoor billboard advertising for our customers, including, Philips, Hitachi, Pizza Hut, Dunkin Donut and others. For the first nine months of 2006, our revenue was $3,244,303.00.

     On December 18, 2005 we entered into a Master Agreement ("Dong Fang Master
Agreement") with the shareholders of Dong Fang Zheng Yi Film & TV
Communication Co., Ltd. and Beijing Dong Fang Zheng Yi Film Investment
Consulting Co., Ltd. (collectively, "Dong Fang Group") to acquire operational control of Dong Fang Group and acquire a 70% ownership interest in Dong Fang
Group. In March 2006, we decided to terminate in its entirety the Dong Fang
Master Agreement and not to complete the acquisition of Dong Fang Group. We made the decision to terminate the Dong Fang Master Agreement based on our due diligence efforts that uncovered potential liabilities associated with the Dong
Fang Group and in view of other superior investment opportunities existing in the market.

     We paid $500,000 for certain assets and rights. We may employ or, through other arrangements, engage on a selective basis some creative personnel from the
Dong Fang Group, based on their expertise and ability to contribute to our company.

RESULTS OF OPERATIONS FOR NINE MONTHS ENDED SEPTEMBER 30, 2006 AS COMPARED TO
THE NINE MONTHS ENDED SEPTEMBER 30, 2005

Revenues

     For the nine months ended September 30, 2006, our revenues were $3,244,303, an increase of $1,631,338, or 101%, from $1,612,965 for the nine months ended
September 30, 2005. The increase reflected contributions made in program and advertising revenues, including those from Lucky Star, offsetting the reduced sales due to the discontinuation of the movie channel program.

                                       32

Cost of Sales

     Costs of sales were $2,769,556, an increase of $2,051,325, or 286%, from
$718,231 for the same period in 2005. The increase was mostly related to high advertising costs as a percentage of sales for the World Cup Soccer Game contract and higher costs with respect to sold programming due to the discontinuation of the movie channel program. Cost of sales associated with revenues generated by Lucky Star also contributed to the increase of our cost of sales for the nine months ended September 30, 2006.

Gross Profits

     Gross profits were $474,747 for the nine months ended September 30, 2006, a decrease of $419,987, or 47%, from $894,734 from the same period in 2005. The decrease in gross profits was caused by the high advertising costs as a percentage of sales for the World Cup Soccer Game contract and a decline in gross margin for TV production caused by the discontinuation of the movie channel program, partly offset by the gross profit contributed by Lucky Star.

Operating Expense

     Selling, general and administrative expenses increased $385,548 or 57%, to
$1,057,969 for the nine months ended September 30, 2006 compared to $672,421 the same period of last year. This largely reflects increased administrative costs at the parent level associated with operating a public entity, including professional services, travel and filing costs, plus expenses from the operation of Lucky Star. The finance cost for this period was $596,444.

Income (Loss) From Operations

     We incurred a loss of $583,222 from operations versus income of $222,313 in the same period last year, largely due to financing and general and administrative costs as well as professional service costs related to acquisitions and other costs related to the operating of a public entity, of which some are one time costs. Additional costs were incurred in the preparation of the launching of a TV shopping program.

Comprehensive Income (Loss)

     Income taxes reflect assessments of tax in China for subsidiary operations.
The minority interest represents the 30% interest in the subsidiaries not owned by us. The charge associated with other comprehensive income or loss relates to small currency translation adjustments.

     After accounting for the various components of the income statement, we recorded a loss of $1,177,681 or $0.051 per share versus a loss of $315,439 for the 2005 period, or $0.015 per share. At September 30, 2006, there were
26,835,009 shares outstanding.

Liquidity and Capital Resources

     Our operating activities required the use of more cash for the nine months ended September 30, 2006 versus the same period 2005. This is a direct reflection of the increased additional costs, including professional fees, associated with operating a public company. Investing activities used $495,333 of cash, with the primary use related to the payment of licensing fees in the amount of $530,336 during the period. Additions to equipment were exceeded by depreciation charges for the quarter, leaving balances in the equipment accounts relatively stable. The issuance of convertible debentures provided gross proceeds of $1,000,000 during the 2006 period, contrasted with stock subscriptions paid and loans to shareholders made during the 2005 period. The convertible debentures were extended to the end of November, 2006 with a reduction of the conversion price to $0.40 from $1.00 and warrant exercise price reduced to $0.50 from $1.25 and a bonus of 20% on the principal amount. We are in the process of raising additional capital to invest in TV shopping operation and growth and to pay off the loan and we are in discussion with the debenture holders for conversion and further extension.

                                       33

     Historically, the Chinese subsidiaries have been self-sufficient with respect to liquidity and capital requirements. Thus, the primary demand for cash relates to operating the public holding company within the United States. In addition, we may also need additional capital infusions to expand our TV shopping and other operations in China.

     We had $502,221 in cash on September 30, 2006, versus $195,578 on December
31, 2005. We are also working with certain strategic partners as well as our investment bankers to secure additional financing to increase working capital.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, COMPARED TO
FISCAL YEAR ENDED DECEMBER 31, 2004:

Net Sales

     Net sales for 2005 totaled $3,307,346 compared to $1,276,350 for 2004, an increase of $2,030,996 or approximately 159%. This change was due in part from launching the Movie Channel Project as well as increased demand for our media content products in China during 2005. The Movie Channel Project represented nation-wide foreign movie programming, shown on approximately 70 TV stations across the country of China. It was launched in early 2005 with Sinosphere who acted as Universal Studios' agent in supplying Universal Studios content according to a joint venture contract arrangement, guaranteeing the supply of
Universal Studios movie content at a pre-agreed to price. This joint venture agreement was examined, reviewed , agreed to and accepted by China International
Television Corporation, a state monopoly company in charge of distributing foreign movie content.

Cost of Sales

     Cost of sales for 2005 totaled $2,405,781 or 72.7% of net sales compared to
$399,434 or 31.3% of net sales, for 2004. This increase in cost of sales as a percentage of sales were due substantially to the cost associated with the launch of the Movie Channel Project and also reflects licensing costs for movies distributed by us from outside of China. Most of the cost increases were associated with the launch of the Movie Channel. The Movie Channel contributed to an increase in our breakeven point due to Sinosphere breaching the contract for content supply, after we had completed the launch. Sinosphere, who acted as a distribution agent of Universal Studios, claimed difficulties in carrying out its duties under the contract and claimed an inability to supply the promised content. As a result, we had to purchase content on the broadcasting spot market to cover the gap, while giving Sinosphere more time to cure the breach.
Sinosphere did not succeed in curing the breach and caused major cost overruns for us in the joint venture Movie Channel. We reserve the right to take legal action against Sinosphere to recover the additional costs associated with the
Movie Channel and other consequential damages.

     Toward the end of 2005, we took measures to stop shouldering the costs of the content provision and stopped further outlays on this project. We are carefully reviewing our cost structures in an attempt to bring production costs more in line with sales levels. We believe that we have a very strong case in any legal action against Sinosphere to recover the costs and damages.

Operating Expense

     Selling, general and administrative expenses for 2005 totaled $965,996 or
29.2% of net sales, compared to $126,905 or 9.9% for 2004. This increase in operating expense of $839,091 or 661% was due to two primary factors. First, we hired additional production and marketing staff to service a contractual commitment that has been terminated. That contract was related to the support of the sale of advertising in connection with a Movie Channel that has been operated by one of our suppliers. The ending of that contractual relationship at the end of 2005 allowed us to normalize cost, reduce staffing and reduce other production costs in excess of $200,000 per year. Second, a major customer is disputing our billings for a contracted service provided to them. Based on generally accepted accounting principals, we have written down the disputed amount of the receivable. We plan to pursue legal sanctions against the customer
(an Agent of Universal Studios) for breach of contract. While we believe we have a strong case, the outcome of such a legal action can not be assured and we may not be able to collect much, if any more from this customer.

                                       34

     Additionally, administrative costs associated with being a public company and other expenses such as legal and auditing fees increased this past year.
While the major causes of our operating loss have been addressed as of this analysis and we believe is associated with specific events, we will continue to aggressively find ways to reduce cost while addressing the rapidly expanding market for media in China. There can be no guarantee, however, that we will be successful in reducing such costs relative to our level of sales.

Income (Loss) from Operations

     For 2005 our loss was $64,431 from our continuing operations, compared with income from operations of $750,011 for 2004, a decrease of $814,442 or 109%. The change from a profit to a loss was due to the aforementioned activities and increased costs. We began aggressively addressing the issues associated with these costs and expenses during the 4th quarter of 2005, with the goal of improving operations measurably for 2006.

Other Income and Expense

     During 2005, we engaged in a reverse merger whereby a public company (the former Premier Document Services, Inc.) was essentially purchased by one of our subsidiaries. As the summary financial information attest, this transaction had significant costs associated with it, including legal and investment banking fees and, in total, increasing expenses by $70,373. Moreover, a careful review of various assets and contracts within the Happy Times subsidiary revealed the need to write off an additional $146,640. We believe that such significant costs should not recur on a normal basis.

Comprehensive Income (Loss)

     For the year of 2005, our subsidiary in China, HTM, generated a tax liability in the amount of $4,528. Also, since we own 70% of the Happy Times subsidiary, we assign a portion of their net income to the minority (30%) that is owned by others. This accommodation decreased our net loss by $20,479.
Foreign currency conversion adjustments netted a loss for us in the amount of
$18,874. As an organization that utilizes a non-US currency for the majority of its commercial operations, it can be expected that gains or losses will be sustained on an annual basis. We do not engage in hedging or the use of forward exchange contracts to mitigate exposure to foreign exchange fluctuations. Thus, small gains or losses can be all but assured as we account for foreign-based operations on an annual basis.

     After accounting for our operating performance and the various single-event occurrences, a Comprehensive loss was posted for the year, totaling $273,601, compared with a comprehensive net income for 2004 of $154,146, a decrease of
$427,747 or 277%. We are committed to improving performance for the coming year and believe that we have already taken steps to run more efficiently and effectively.

Working Capital Requirements

     Historically operations and short term financing have been sufficient to meet our cash needs. We believe that we will be able to generate net working capital from our operations and through a planned private placement offering of equity securities. Together, these components should provide the necessary cash flow to meet our requirements over the coming year and beyond. It should be noted, however, that our actual working capital needs for the long and short term will depend upon numerous factors, including operating results, competition, and the availability of credit facilities, none of which can be predicted with certainty. Future expansion and operating plans may be limited by less than optimal operating performance and/or any limitation of our ability to raise additional capital.

                                       35

OFF BALANCE SHEET ARRANGEMENTS

     We have not entered into any off-balance sheet financing arrangements and have not established any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

CRITICAL ACCOUNTING POLICIES

     The preparation of consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an on-going basis. We base our estimates on current information, historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.
Actual results may differ from the estimates we used under different assumptions or conditions. We believe the following concentrations and critical accounting policies relate to our more significant judgments and estimates used in the preparation of our consolidated financial statements.

REVENUE RECOGNITION

     Revenue from the sales or licensing of proprietary content, third party programming, imported TV and films, and sales and distribution of advertisement programs are recognized upon meeting all recognition requirements of Statement of Position (SOP) 00-2 "Accounting by Producers or Distributors of Films".

     Revenue from sales of advertisement designs and products are recognized when the products are delivered and title has passed.

     Cash payments received are recorded as deferred revenue until all the conditions of revenue recognition have been met.

EFFECTS OF INFLATION

     We are not subject to measurable risks from inflation. We are, however, subject to changes in relative values of currencies.

EFFECT OF FLUCTUATION IN FOREIGN EXCHANGE RATES

     Our operating subsidiaries are located in China, and we pay for their operational costs in China and sells virtually all our products in China, utilizing Chinese Renminbi as the functional currency. Based on China government regulations, all foreign currencies under the category of current accounts are allowed to be freely exchanged with hard currencies. During the past three years of operation, there were no significant changes in exchange rates; however, unforeseen developments may cause a significant change in exchange rates.

                                       36

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of Navstar Media Holdings, Inc. as of January 26, 2007 by: (i) each person or entity known to be the beneficial owner of more than 5% of the outstanding shares of common stock; (ii) each of its officers and directors; and
(iii) all of its officers and directors as a group.

     Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of       Title        Amount and Nature of    Approximate Percentage of
Beneficial Owner                       Beneficial Ownership    Outstanding Common Stock
                                                               Before Offering
------------------------- ------------ ----------------------- ----------------------------
Whalehaven Capital Fund   N/A          2,040,000               7.1%
Limited (1)
------------------------- ------------ ----------------------- ----------------------------
Forum Global              N/A          2,040,000               7.1%
Opportunities Master
Fund, L.P. (2)
------------------------- ------------ ----------------------- ----------------------------
Ranny Liang               Chairman     2,168,300               8%
------------------------- ------------ ----------------------- ----------------------------
Yang Wenquan              CEO,         3,952,000 (3)           14.6%
                          Director
------------------------- ------------ ----------------------- ----------------------------
Edward Meng               CFO,         0                       0%
                          Director
------------------------- ------------ ----------------------- ----------------------------
Lester Schecter           Director     90,000                  *
------------------------- ------------ ----------------------- ----------------------------
John Chen                 Director     0                       0%
------------------------- ------------ ----------------------- ----------------------------
Ross Warner               Director     0                       0%
------------------------- ------------ ----------------------- ----------------------------
John Wong                 Director     0                       0%
------------------------- ------------ ----------------------- ----------------------------
All directors and         N/A          6,210,300               23.0%
executive officers as a
group (7 individuals)
------------------------- ------------ ----------------------- ----------------------------

*    Less than 1%

(1)  The address of Whalehaven Capital Fund Limited is : Attn: Edena Soper,
     Research Capital, Suite 564, 1055 Dunsmuir St., Vancouver, BC V7X 1L4.
(2)  The address of Forum Global Opportunities Master Fund, L.P. is c/o LW Asset
     Management, 551 Fifth Avenue, Suite 1923, New York, NY 10176.
(3)  Mr. Yang holds persuasion influence over the voting 5,600,000 shares. His wife and daughter own collectively 3,952,000 shares.

                                       37

                            DESCRIPTION OF SECURITIES

Common Stock

     The holders of our common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting that commences with a lawful quorum is sufficient for approval of matters upon which shareholders may vote, including questions presented for approval or ratification at the annual meeting. Our common stock does not carry cumulative voting rights, and holders of more than 50% of our common stock have the power to elect all directors and, as a practical matter, to control our company.
Holders of our common stock are not entitled to preemptive rights, and our common stock may only be redeemed at our election.

     After the satisfaction of requirements with respect to preferential dividends, if any, holders of our common stock are entitled to receive, pro rata, dividends when and as declared by our board of directors out of funds legally available therefore. Upon our liquidation, dissolution or winding-up, after distribution in full of the preferential amount, if any, to be distributed to holders of the preferred stock, holders of our common stock are entitled to share ratably in our assets legally available for distribution to our shareholders. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

     The preferred equity securities authorized to be issued under the Articles is comprised of 15,000,000 shares of blank check preferred stock, $0.001 par value. As of March 2006, we have issued no preferred shares. Preferred shares may be issued in one or more series by our board of directors and such board has the authority to alter any and all rights or preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of common stock, and to fix, alter or reduce (but not below the number outstanding) the number of preferred shares comprising any such series and the designation thereof, or any of them, and to provide for the rights and terms of redemption or conversion of the shares of any series. Accordingly, the board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock.

Dividends

     We intend to retain future earnings, if any, to fund growth and expansion of our business and, therefore, may not pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be made at the discretion of the board of directors and will be based upon the financial results, shareholders' interests, general business conditions and strategies, capital requirements, contractual restrictions on the payment of dividends and any other conditions the board of directors deems relevant.

     If any dividends are declared, such dividend for a fiscal year will be subject to shareholders' approval. Under the laws of the state of Nevada and the articles of association, all of the shareholders have equal rights to dividends and distributions. The holders of the common stock will share proportionately on a per share basis in all dividends and other distributions declared by the board of directors.

     For a description of certain risks associated with our ability to pay dividends, see "Risk Factors -- Risks Relating to the Business -- The dividends and other distributions on equity we may receive from our subsidiaries or other payments we may receive from future strategic partners are subject to restrictions under PRC law or agreements that these entities may enter into with third parties. For a description of the holding company structure and our potential impact upon the ability to pay dividends, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and
Capital Resources."

                                       38

8% Convertible Debentures

     In connection with the January 2006 financing transaction, we have issued convertible debentures in the aggregate principal amount of $1,000,000 with a conversion price of $1.00. These debentures would originally mature 6 months after they were issued, but were extended on July 31, 2006 for a four (4) months period with an increase of US$200,000 in principal as a bonus payment to the debenture holders and conversion price was reduced to US$0.40. These debentures were again extended for another four (4) months till April 30, 2007 with the conversion price further reduced to US$0.20. These debentures accrue interest on the outstanding principal amount thereof at a rate per annum of eight percent
(8%) and are payable at the time these debentures were redeemed or mature, subject to the terms and conditions of the debentures. All overdue accrued and unpaid interest will subject these debentures to a late fee of 18% per annum, accrued daily. At the option of the holder, these debentures are convertible into shares of our common stock, subject to adjustment as set forth in the debentures and in the Subscription Agreement. In addition, after this registration statement is effective and certain conditions have been met, we have the right to notify the debentures holders of our intention to redeem some or all of the debentures (unless the holder thereof had earlier elected to convert the same into shares of our common stock) by paying the debenture holders a sum equal to 100% of the principal amount to be redeemed, plus accrued but unpaid interest thereon and any other sums due and accrued to the holders.
We must pay the redemption amount to the holders within 20 trading days of the date of our redemption notice to the; our failure to do so will subject us to an interest rate of 18% per annum until the payment is made in full .

     Pursuant to the terms of the debentures, the debenture holders are entitled to anti-dilution protection with respect to their securities with respect to any subsequent equity sales by us. In addition, for a period of six months from the date of the effectiveness of this registration statement, the debenture holders have rights to participate in any equity financing by our company.

Warrants issued in the January 2006 Financing

     The warrants we issued in the January 2006 financing can be exercised at any time, and from time to time, during the period commencing upon closing of the financing and ending on the fourth anniversary of the issuance date. The initial exercise price of warrants was $1.25 per share, which was subsequently reduced to $0.50 and was later further reduced to $0.30. These warrants have a term of four years, and the number of shares of common stock or other securities at the time issuable upon exercise of such warrants, in each case will be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities. In case of any consolidation or merger by us with or into any other corporation, entity or person, or any other corporate reorganization, then, in each case, the holder of the warrants on exercise any time after the consummation or effective date of such Reorganization (such date, the "Effective Date"), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the warrants issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised the warrants immediately prior thereto.

     If at any time after one year from the date of issuance of these warrants there is no effective registration statement registering, or no current prospectus available for, the resale of the shares underlying the warrants by the warrant holders, then these warrants can be exercised pursuant to a cashless exercise. In addition, on the fourth anniversary of the issuance date , these warrants will be automatically exercised via cashless exercise.

     After the date on which this registration statement is declared effective and if certain conditions have been met, we may call for redemption at $.05 per share underlying the warrants which have not been exercised, in whole or in part. However, the number of shares to be redeemed will be reduced by the number of shares underlying the warrants that are exercised subsequent to our call notice but following the procedures as specified in these warrants.

     The warrant holders are entitled to anti-dilution protection with respect to their securities with respect to any subsequent equity sales by us. The warrant holders may elect to exchange all or some of the warrants held by such holders for any warrants issued in our subsequent financings.

                                       39

Market for Securities

     Shares of our common stock are expected to trade in a secondary market through broker-dealers registered with the National Association of Securities
Dealers (NASD), which trades are facilitated by the online quotation service for
OTCBB securities, OTCBB.com. The Shares issued hereunder will be subject to restrictions on transfer, as the Shares are not registered for sale or transfer under any federal or state securities laws.

                           RELATED PARTY TRANSACTIONS

     On December 27, 2006, we reorganized our content productions by absorbing useful and non-redundant assets of Happytimes into Beijing and spun off
Happytimes with its liabilities to its original shareholders with no additional consideration paid to them and Happytimes ceased to be a subsidiary of ours.

                              PROPERTY DESCRIPTION

     Our subsidiaries lease space for production and office activities, primarily from state-owned enterprises, including CCTV. Some of our leases include the use of CCTV production resources and facilities. In the United
States, we do not lease any facilities, relying instead on home offices of
Officers and temporary meeting facilities at our law firm.

     As a general rule, we do not anticipate investing in real estate, including but not limited to interests in real estate, real estate mortgages, real estate investment trusts or interests in persons primarily engaged in real estate activities. While we currently have no formal investment policy, we do not intend to investment in real estate as a part of our normal operations or for speculation.

                                     EXPERTS

     Our consolidated financial statements for the nine months ended September
30, 2006 and 2005, have been included in this prospectus and in the registration statement of which this prospectus forms a part. Our consolidated financial statements as of December 31, 2005 included in this prospectus have been audited by Moore Stephens Wurth Frazer and Torbet, LLP, as set forth in its report thereon appearing elsewhere herein, and which have been included herein in reliance on said report of such firm given on its authority as experts in auditing and accounting in giving said report.

     The consolidated financial statements of Navistar Communications Holdings,
Ltd as of December 31, 2004 included in this prospectus have been audited by
Kempisty & Company Certified Public Accountants, P.C., as set forth in its report thereon appearing elsewhere herein, and which have been included herein in reliance on said report of such firm given on its authority as experts in auditing and accounting in giving said report.

     See "Changes In and Disagreements With Accountants on Accounting And
Financial Disclosure" for information about recent dismissal of Beckstead and
Watts, LLP as our principal independent accountants and our engagement of the new independent accountants.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

     On January 5th, 2006, we filed a Current Report on Form 8-K to report the change in our certifying accountant. Our board of directors authorized the engagement of Moore Stephens Wurth Frazer and Torbet, LLP, Certified Public
Accountants and Consultants ("Moore Stephens") as the new independent auditor to audit our financial statements, effective as of January 3, 2006. This appointment replaced Beckstead and Watts, LLP, ("Beckstead") as the independent accountant engaged to audit our financial statements. The decision to dismiss
Beckstead was approved by our Board of Directors. Beckstead performed the audit of the financial statements of Premier Document Services, Inc. for the years ended December 31, 2004 and 2003.

                                       40

During this period and the subsequent interim period prior to its dismissal, there were no disagreements with Beckstead on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Beckstead's satisfaction would have caused Beckstead to make reference to this subject matter of the disagreements, nor were there any "reportable events" as such term is defined in
Item 304(a)(1)(iv)of Regulation S-K, promulgated under the Securities Exchange
Act of 1934, as amended ("Regulation S-K"). We have requested Beckstead to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with our statements made above. Moore Stephens provides us with auditing services in accordance with United States generally accepted accounting principles. The decision to engage Moore Stephens was approved by our Board of Directors. Our Board of Directors believes that Moore
Stephens should be able to better service our expanding auditing needs.

                             ADDITIONAL INFORMATION

     We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered hereby. This prospectus constitutes the prospectus of Navstar Media Holdings, Inc., filed as part of the registration statement, and it does not contain all of the information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange
Commission. For further information with respect to our company and this offering, we refer you to the registration statement and exhibits filed as part of it. You may inspect the registration statement, including the exhibits thereto, without charge at the Public Reference Room of the Commission at 100 F
Street, NE, Washington, D.C. 20549. You may obtain copies of all or any portion of the registration statement from the Public Reference Room of the Commission at 100 F Street, NE, Washington, D.C. 20549, upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You may also access such material electronically by means of the Commissions home page on the Internet at
http://www.sec.gov. Descriptions contained in this prospectus as to the contents of a contract or other document filed as an exhibit to the registration statement are not necessarily complete and each such description is qualified by reference to such contract or document.

                                       41

                              FINANCIAL STATEMENTS

NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
(Formerly known as Premier Document Services, Inc.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Navstar Media Holdings, Inc. and subsidiaries

(Formerly known as Premier Document Services, Inc.)

We have audited the accompanying consolidated balance sheet of Navstar Media Holdings, Inc. and subsidiaries as of December 31, 2005, and the related consolidated statements of operations and other comprehensive income (loss), stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of Navstar Media Holdings, Inc. and subsidiaries as of December 31. 2004 in the accompanying financial statements was audited by other auditors whose report dated November 10, 2005 expressed an unqualified opinion on that statement.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Navstar Media Holdings. Inc. and subsidiaries as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
April 12, 2006

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Navistar Communications Holdings Limited

We have audited the accompanying consolidated balance sheet of Navistar Communications Holdings Limited as of December 31, 2004 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Navistar Communications Holdings Limited at December 31, 2004 and the consolidated results of its operations and consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Kempisty & Company CPA's PC

Kempisty & Company Certified Public Accountants PC
New York, New York
November 10, 2005

NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2005

2005

ASSETS
CURRENT ASSETS:
Cash	$195,578
Accounts receivable, net of allowance for doubtful accounts of $224,154	816,303
Other receivables	14,712
Other receivables - related parties	8,201
Prepaid expenses	44,792

Total current assets	1,079,586

EQUIPMENT, net	221,324

OTHER ASSETS:
Other assets - held for sale	47,196
Licensed programming, net	1,195,305

Total other assets	1,242,501

Total assets	$2,543,411

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$798,260
Other payables	14,020
Taxes payable	592,112
Deferred revenue	64,634

Total current liabilities	1,469,026

MINORITY INTEREST	529,055

SHAREHOLDERS' EQUITY:
Common Stock, $.001 par value, 60,000,000 shares authorized,
21,220,009 shares issued and outstanding	21,220
Paid-in-capital	643,960
Retained earnings	(131,226)
Statutory reserves	30,250
Accumulated other comprehensive income (loss)	(18,874)

Total shareholders' equity	545,330

Total liabilities and shareholders' equity	$2,543,411

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this statement.

NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

SALES REVENUE	$3,307,346	$1,276,350

COST OF SALES	2,405,781	399,434

GROSS PROFIT	901,565	876,916

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	965,996	126,905

INCOME (LOSS) FROM OPERATIONS	(64,431)	750,011

MERGER TRANSACTION EXPENSE	(70,373)
OTHER EXPENSE, NET OF OTHER INCOME	(135,874)	—

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES
AND MINORITY INTEREST	(270,678)	750,011

PROVISION FOR INCOME TAXES	4,528	251,109

NET INCOME (LOSS) BEFORE MINORITY INTEREST	(275,206)	498,902

MINORITY INTEREST	20,479	344,756

NET INCOME (LOSS)	(254,727)	154,146

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(18,874)	—

COMPREHENSIVE INCOME (LOSS)	$(273,601)	$154,146

EARNINGS (LOSS) PER SHARE, BASIC AND DILUTED	$(0.01)	$0.01

WEIGHTED AVERAGE NUMBER OF SHARES	21,220,009	21,220,009

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this statement.

NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Number of shares	Common stock	Paid-in capital	Statutory reserves	Retained earnings	Subscriptions receivable	Accumulated other comprehensive income	Totals
BALANCE, January 1, 2004	2	$1	$399	$—	$(395)	$—	$—	$5

Sales of common stock	0.2222	—	390,240	—	—	—	—	390,240
Subscription receivable	—	—	—	—	—	(200,000)	—	(200,000)
Net income	—	—	—	—	154,146	—	—	154,146
Recapitalization on reverse acquisition	—
2.333598463 to 1 forward split	18,535,196	18,535	(18,535)	—	—	—	—	—
Rescission from prior shareholders	(15,751,790)	(15,752)	(9,248)	—	—	—	—	(25,000)
Rescission from prior shareholders	(583,399)	(583)	(248,366)	—	—	—	—	(248,949)
Shares issued in connection with acquisitions of
NAVISTAR COMMUNICATIONS	19,020,000	19,020	254,930	—	—	—	—	273,950

BALANCE, December 31, 2004	21,220,009	$21,220	$369,420	$—	$153,751	$(200,000)	$—	$344,391

Adjustment to statutory reserve	—	—	—	30,250	(30,250)	—	—	—
Sales of rights to purchase common stock	—	—	207,500	—	—	—	—	207,500
Subscription receivable received	—	—	—	—	—	200,000	—	200,000
Net loss	—	—	—	—	(254,727)	—	—	(254,727)
Business combination adjustment	—	—	67,040	—	—	—	—	67,040
Foreign currency translation loss	—	—	—	—	—	—	(18,874)	(18,874)

BALANCE, December 31, 2005	21,220,009	$21,220	$643,960	$30,250	$(131,226)	$—	$(18,874)	$545,330

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this statement.

NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(254,727)	$154,146
Adjustments to reconcile net income (loss) to cash
provided by (used in) operating activities:
Minority interest	(20,479)	344,756
Depreciation	80,151	31,190
Amortization	280,043	54,299
Loss on long term investment	146,640	—
Acquisition of subsidiary	—	367,506
(Increase) decrease in assets:
Accounts receivable	(798,625)	(283,146)
Other receivables	(4,967)	—
Other receivables - related parties	45,017	—
Inventories	6,044	(84,639)
Deferred expense	(25,000)	—
Prepaid expense - current	9,469	(9,424)
Other assets	36,360	(64,890)
Increase (decrease) in liabilities:
Accounts payable	724,640	19,690
Other payables	13,874	—
Dividend payable	(10,000)	—
Accrued liabilities	40,469	—
Customer deposits	57,883	—
Deferred revenue	13,289	5,747
Taxes payable	95,002	482,985

Net cash provided by operating activities	435,083	1,018,220

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment for long-term investment	—	(193,307)
Proceeds from long term investment	49,400	—
Additions to equipment	(24,273)	(223,534)
Additions to licensed programing	(921,297)	(363,064)

Net cash used in investing activities	(896,170)	(779,905)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sales of rights to purchase common stock	207,500	190,240
Proceeds from subscription receivable	200,000	—
Dividends paid to minority shareholders	—	(136,832)
Loans to shareholders	—	(52,497)

Net cash provided by financing activities	407,500	911

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	9,934	—

INCREASE (DECREASE) IN CASH	(43,653)	239,226

CASH, beginning of year	239,231	5

CASH, end of year	$195,578	$239,231

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this statement.

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND NATURE OF OPERATIONS

Navstar Media Holdings, Inc. (“Navstar” or the “Company”) is a United States based corporation that owns majority interests in firms specializing in media content production and distribution in the People’s Republic of China (“PRC”). Navstar subsidiaries generate revenues through producing television serials and movies for the PRC market and through advertising revenues generated from the broadcast and distribution of such programs and movies.

Navistar Communications Holdings, Ltd, a Hong Kong Corporation, (“NCHL”) was originally established as a Holding Company for equity ownership investments in mainland China media companies. During 2004, NCHL acquired a 55% equity ownership interest in Happy Times Media, Inc. (“HTM”). During 2005, NCHL increased its ownership interest in HTM to 70%. Based in Beijing, HTM has operated as a private entity since 1998 and produces content for government-owned television stations in China, while acting as a distributor of television serials and movies for the Chinese market.

Navstar Media Holdings, Inc. was incorporated on January 28, 2002 as Premier Document Services, Inc. (OTCBB: PDSV), a Nevada corporation, which provided document preparation and signatory services to mortgage, real estate and other financial services firms in the Las Vegas, Nevada market. On November 30, 2005, the Company acquired 100% of the capital stock of NCHL. In conjunction with the merger, Premier’s former Secretary and President, Crystal Kim Han, purchased Premier’s existing document services business, including all assets and liabilities. Prior to the Merger, no director, officer or affiliate of the Company had any material relationship with any director, officer or affiliate of NCHL. Upon completion of the merger, the officers and directors of Premier resigned and were replaced by the Company’s current management team and board of directors.

As a result of the Merger and a simultaneous forward stock split, 19,000,009 shares of the Company’s Common Stock were issued to the shareholders of NCHL. As of December 31, 2005, there were 21,220,009 shares of common stock of the Company outstanding.

Under the terms of the Agreement, NCHL will remain a 100% owned subsidiary of the Company. The transaction contemplated by the Agreement was intended to be a “tax-free” reorganization pursuant to the provisions of Section 351 and 368(a) (1) (A) of the Internal Revenue Code of 1986, as amended. The stockholders of NCHL, as of the closing date of the merger own approximately 90% of the Company’s common stock.

The accounting for these transactions is identical to that resulting from a reverse-acquisition, except that no goodwill or other intangible assets is recorded. Accordingly, the financial statements of NCHL are the historical financial statements of the Company, formerly the operations of HTM.

The Company’s common stock is registered under Section 12(g) of the Securities Act of 1934 and is currently listed on the over the counter bulletin board under the symbol NVMH.OB.

See report of independent registered public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND OPERATIONS (Continued)

HTM generates revenue from sales and distribution of its proprietary content, third party programming, and imported TV and films productions in China.

In addition, HTM distributes European content from providers such as TVE (UK) and Strawberry Films from (France), as well as American content from providers including Miramax. HTM has as a customer base, approximately 300 Provincial and local TV stations throughout China, China Central TV (“CCTV”) stations and has developed advertising relationships with various Chinese and foreign firms.

In January 2005, Happy Times has contributed a total of RMB 500,000 for the investment in Beijing Hui Ying International Advertising Co. Ltd. (“BHYIA”). BHYIA is considered a variable interest entity under FASB Interpretation number 46(R), “Consolidation of Variable Interest Entities”, which requires consolidation of business enterprises of variable interest entities which meet certain characteristics. HTM is the primary beneficiary of BHYIA business operations and qualifies to be consolidated under FIN 46(R).

BHYIA was established on December 15, 2004, in Beijing, People’s Republic of China by four Chinese citizens (the “Registered Shareholders”) as a Chinese limited liability company. The duration of the operation is 20 years. BHYIA generates revenue from sales and distribution of advertisement programs produced by others and sales of advertisement designs and products. BHYIA also acting as a sales agent for advertisement air time to be broadcast on various television stations. Its principal markets for these sales are in the People’s Republic of China

To comply with China laws and regulations that prohibits or restrict foreign ownership of companies that provide advertising services, HTM established BHYIA which is legally owned by the Registered Shareholders. In which, Mr. Yang Xiao Bin and Mr. Kang Sui Jin are the legal shareholders of HTM. Mr. Liu Zhu Jiu and Mr. Shi Rian are the local Chinese citizens. Mr. Liu Zhu Jiu is the company’s legal representative. The arrangements with the Registered Shareholders have been undertaken solely to satisfy China regulations, which prohibits foreign companies from owning or operating advertising businesses in China.

HTM also invested in promotion activities associated with a Chinese movie channel during 2005. In December, 2005, it was decided not to continue with the investment relationship, resulting in a loss on investment. The movie channel was treated by the Happy Times subsidiary as one of its long-term investments and, as such, was not a reportable or operating segment to be separated out. Therefore the related loss associated with its curtailment has been classified as a loss from a long-term investment.

Furthermore, the movie channel operation that was curtailed has been and continues to be operated by one of the Company's major suppliers. According to the contract with that supplier, our company had hoped to generate net revenues through sales of advertising airtime between movie clips. In 2005, the Company decided to discontinue this sales contract, after a careful evaluation of the arrangement determined it to be an unprofitable endeavor. In consideration of the Commission's observations and comment, the company has revised its disclosures (Footnote 1 and MD &A discussion) relative to the ending of this contractual relationship to more accurately describe the ending of a supplier contract and the curtailing of selling advertising airtime through that contract.

Note 2 — SIGNIFICANT ACCOUNTING POLICIES

Economic and Political Risks

The Company faces a number of risks and challenges since its assets are located in the PRC and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change.

See report of independent registered public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SIGNIFICANT ACCOUNTING POLICIES, (continued)

Economic and Political Risks

The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company’s performance.

The Company may also find it difficult to retrieve funds from its Chinese-based operations due to restrictions by the government of China on dividend payments from Chinese subsidiaries to a non-Chinese parent. Any inability to so transfer funds may make it difficult for the company to sufficiently fund the general and administrative costs associated with operating a public entity in the United States whose commercial operations exist solely in China.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in the consolidation.

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the “Accounting Standards for Business Enterprises” and “Accounting system for Business Enterprises” in the PRC (“PRC GAAP”).

Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC. The difference between PRC GAAP accounts of the Company and its US GAAP financial statements is immaterial.

Revenue Recognition

Revenue from the sales or licensing of proprietary content, third party programming, imported TV and films, and sales and distribution of advertisement programs are recognized upon meeting all recognition requirements of Statement of Position (SOP) 00-2 “Accounting by Producers or Distributors of Films”.

Revenue from sales of advertisement designs and products are recognized when the products are delivered and title has passed.

Cash payments received are recorded as deferred revenue until all the conditions of revenue recognition have been met.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less are considered cash equivalents.

See report of independent registered public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SIGNIFICANT ACCOUNTING POLICIES, (continued)

Cash and Concentration of Risk

Cash includes cash on hand, demand deposits and trusts in accounts maintained with state-owned banks within the People’s Republic of China. Total cash in state-owned banks in the PRC at December 31, 2005 amounted to $170,171, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results, when ultimately realized could differ from those estimates.

Recently issued accounting pronouncements

In March 2005, the Financial Accounting Standards Board (“FASB”) published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company’s fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company’s first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

See report of independent registered public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently issued accounting pronouncements (continued)

In June 2005, the FASB’s Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 05-06, “Determining the Amortization Period for Leasehold Improvements” (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements. EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements’ useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB’s ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

In July 2005, the FASB issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

In October 2005, FASB Staff Position (FSP) FAS 13-1, “Accounting for Rental Costs Incurred during a Construction Period” was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period should be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after December 15, 2005. The Company’s adoption of this pronouncement is not expected to have a material impact on the Company’s financial position or results of operations.

See report of independent register public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)

Licensed Programming Cost

Purchased programming costs are capitalized and carried as an asset. Such costs are charged to expense when the programming is sold. Licensed programming costs are amortized over the life of the licensing period, but not more than three years.

Employees’ Benefits

Mandatory contributions are made for the PRC’s health, retirement benefit and unemployment costs at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist principally of accounts receivable. Exposure to losses on receivables is dependent on each customer’s financial condition. The Company controls its exposure to credit risk through a process of credit approvals, credit limits and monitoring procedures, establishing allowances for anticipated losses.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107 (“SFAS 107”), “Disclosures About Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties.

The carrying amount of accounts receivable, accounts payable, and other items included on the accompanying balance sheets approximate their fair value due to their short-term nature.

Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. There are no deferred taxes at December 31, 2005.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

See report of independent register public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settles. Deferred tax is charges or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

The Company’s subsidiary, HTM, is governed by the Income Tax Law of the People’s Republic of China (PRC) concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws). Under the Income Tax Laws, foreign investment enterprises (FIE) generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments.

HTM is also subject to business taxes of 5% of its total gross sales. HTM’s business taxes are accounted-for-as a reduction of revenues.

The Company’s variable interest entity, BHYIA is not subject to income tax because, under PRC regulations, a newly formed advertising company is exempt from income tax for two years. They are, however, subject to business taxes of 5% on taxable non-agency sales including sales and distribution of advertisement programs produced by others and sales of advertisement designs and products. In addition, BHYIA is also subject to business taxes of 5% of its taxable agency net income generated from sale of advertisement air time to be broadcast on television stations. All business taxes paid represent a reduction of revenues.

See report of independent register public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

The provision for income taxes for the year ended December 31 consisted of the following:

	2005	2004

Provision for US Income Tax	$—	$—
Provision for China Income Tax	4,116	228,281
Provision for China Local Tax	412	22,828

Total provision for income taxes	$4,528	$251,109

The provision for income tax is solely from the Company’s 70% subsidiary HTM.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate:

	2005	2004

U.S. Statutory rate	34.0%	34.0%
Foreign income not recognized in USA	(34.0)	(34.0)
China income taxes	1.5	33.0

Total provision for income taxes	1.5%	33.0%

The estimated tax savings for the year ending December 31, 2005 amounted to $65,298. The net effect on (loss) per share if the income tax had been applied would increase losses per share from $0.01 to $0.02

The Company has a net operating loss carry forward of $295,685 for US income tax purposes that will expire during the year 2025. The Company has recorded a valuation allowance for the entire amount of the loss carry forward. Since the Company’s main operations are located in the PRC and any income subject to US income taxes will be dependent upon the Company having operations in the US or other US taxable events will have to occur. Since the Company is not sure at this time that the Company will be able utilize the tax benefits of this operating loss management has decided to record a valuation allowance for the entire amount of the operating loss.

Foreign Currency Translation

The reporting currency of the Company is US dollar. The Company uses their local currency, Renminbi, as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of each reporting period. This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies.

See report of independent register public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation, (continued)

All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People’s Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the consolidated statement of shareholders’ equity and amounted to $(18,874) and $0 as of December 31, 2005 and 2004, respectively. The balance sheet amounts with the exception of equity at December 31, 2005 were translated at 8.06 RMB to $1.00 USD as compared to 8.26 RMB at December 31, 2004. The equity accounts were stated at their historical rate. The average translation rate of 8.18 RMB for the year ended December 31, 2005 was applied to income statement accounts.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the consolidated financial statements.

Equipment

Equipment is carried at cost less accumulated depreciation. The costs of repairs and maintenance are expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the income statement in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. Estimated useful lives of the assets are as follows:

Estimated Useful life

Machinery and equipment	5 years
Office equipment	5 years
Transportation equipment	5 years

See report of independent register public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)

Valuation of Long-Lived assets

The Company annually analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with US GAAP. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2005, the Company expects these assets to be fully recoverable.

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with the provisions of SFAS No. 128, “Earnings Per Share.” SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings (loss) per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock.

The weighted average number of shares used to calculate earnings (loss) per share for the years ended December 31, 2005 (21,220,009) and 2004 (21,220,009) reflect only the shares outstanding for those periods.

Note 3 – SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest expense paid amounted to $4 and $285 for the years ended December 31, 2005 and 2004, respectively.

Income tax payments amounted to $2,087 and $1,504 for the years ended December 31, 2005 and 2004, respectively.

During 2005, the company received certain licensed programming as the payment for an accounts receivable. The fair market value of the licensed programming received was $156,897.

See report of independent register public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — ACCOUNTS RECEIVABLE

Accounts receivable consist of the following at December 31:

2005

Accounts receivable	$1,040,457
Less: allowance for doubtful accounts	224,154

Total	$816,303

Allowance for doubtful accounts represents the bad debt that the company reserves against its accounts receivable. The company currently reserves 0.5% for its allowance for doubtful accounts. As of December 31, 2005, $205,840 from its $224,154 allowance for doubtful accounts were from one customer. The balance was reserved against accounts receivable because the customer disputed the amount owed. However, the company is still in the process of attempting to collect the balance from its customers.

Note 5 – EQUIPMENT

Equipment consists of the following:

December 31, 2005

Machinery and equipment	$334,465
Furniture and office equipment	9,252
Vehicle	35,960

379,677
Less: Accumulated depreciation	158,353

$221,324

Depreciation expense for the years ended December 31, 2005 and 2004 was $80,151 and $31,190, respectively.

Note 6 — LICENSED PROGRAMMING

Licensed programming consists of the following:

December 31, 2005

Copyrights of programming	$1,536,423
Less: Accumulated amortization	341,118

$1,195,305

Amortization expense for the years ended December 31, 2005 and 2004 was $280,043 and $54,299, respectively.

See report of independent register public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — COMMON STOCK

In December 2003, the Company (through its subsidiary NCHL) issued 2 shares of common stock at a par value of HK$1.00 per share to its founder.

In December 2004, the Company (through its subsidiary NCHL) issued 0.2222 shares of common stock, representing 10% of the shares of the Company’s capital stock. Per the share purchase agreements, the Company was to become publicly traded on the US OTC Bulletin Board market within seven months, starting from the date of the signed purchase agreements. In the event that the Company did not achieve such listing within the prescribed period, the Purchasers were to be issued an additional number of shares of the Company’s common stock, as a penalty for the delay, so that the Purchasers’ equity stake in the Company would be increased 100% of their original shares issued. Since the Company did not become publicly traded by August 2005, the Purchasers were authorized to receive an additional 0.2778 shares of common stock. The value of such shares estimated to be $400,000 and has been charged to other expense during the nine months ended September 30, 2005 and reported on an 8K filed by the Company.

In September 2005, the Company received gross proceeds of $207,500 from sale of rights to purchase 415,000 shares of tracking common stock at a price of $0.5 per share, which represent 4.15% of the shares of the Company's capital stock, and 415,000 purchase warrants to purchase shares of common stock of the Company, its successor, or merged entity at a price of $1.00 per share.

In November 2005, the Company and the Purchasers reached a settlement wherein the Purchasers relinquished their rights to receive the additional 0.2778 shares. As a result the Company reversed the charge for this penalty. No shares were issued in association with the proposed penalty.

On November 30, 2005, Navistar acquired 6,750,000 pre forward split shares (15,751,790 post forward split shares) of Premier Document Services Inc’s common stock from Crystal Kim Han for $25,000. The prior operations, assets and liabilities of Premier Document Services, Inc were transferred to Crystal Kim Han in exchange for 250,000 pre forward split shares (583,399 post forward split shares).

Simultaneous with the merger transaction, a forward split was affected, exchanging one share of common stock of 2.333598463 shares of Navstar Media Holdings, Inc. The number of shares authorized for issuance was increased to sixty million.

Note 8 — BUSINESS COMBINATIONS

On June 30, 2004, the Company completed the acquisition of 55% of HTM, which was established in Beijing, PRC in 1998 and is in the business of buying, selling and producing TV programming and films. The Company has agreed to invest US$1,500,000 into HTM in three installment payments, and to issue shares of common stock equivalent to US$600,000 to HTM’s original shareholders (“OS”) when the Company’s common stock trades on the US OTC Bulletin Board stock market.

On August 9, 2005, the Company increased its interest in HTM from 55% to 70%. The Company will issue common shares equivalent to US$573,000 to HTM’s OS in connection with the increased ownership. These transactions resulted in the Company recording goodwill of approximately $1,250,984 on its unaudited financial statements included in form 8K filed on October 28, 2005.

See report of independent register public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — BUSINESS COMBINATIONS, (continued)

In November 2005, the Company and the HTM OS agreed to amend all previous agreements, whereby, the HTM OS agreed to waive any and all other payment obligations payable from NCHL to HTM’s OS. The parties agreed to keep the additional working capital contribution of US$1,100,000. As of December 31, 2005, the Company has contributed $448,500; the remaining balance of $651,500 will be paid within two years upon the renewal of business license of HTM. If the Company does not fulfill the payment terms within two years after the renewal of the business license, the agreement to increase ownership to15% will be revoked. The value of the common stock issued has been discounted to approximately $1,041,122. These agreements resulted in a write down of goodwill and equity during the fourth quarter of 2005.

On November 30, 2005, pursuant to the terms of a Merger Agreement, 100% of the outstanding shares of Navistar Communications Holdings Limited (Navistar HK), a Hong Kong Corporation, were exchanged for 10% of the outstanding shares of Premier Nevada, the sole subsidiary of Premier Document Services, Inc.. Prior to this time, Premier Document Services, Inc. had operated as a public shell, with no meaningful commercial activities. Thereafter, the Premier Nevada subsidiary was merged into its parent and 17,988,434 shares of the Premier’s common stock, were distributed to the previous holders of Navistar HK.

Also on November 30, 2005, the Company changed its name from Premier Document Services, Inc. to Navstar Media Holdings, Inc (Navstar). The officers and directors of Navistar HK became the officers and directors of Navstar. The company maintains no residual operations or assets from the former Premier Document Services, Inc.

On December 18, 2005, the Company entered into a Master Agreement with the shareholders of Dong Fang Zheng Yi Film & TV Communication Co., Ltd. and Beijing Dong Fang Zheng Yi Film Investment Consulting Co., Ltd. (collectively, “Dong Fang Group”) to acquire operational control of Dong Fang Group and acquire a 70% ownership interest in Dong Fang Group. Pursuant to the Master Agreement, the Company, contingent upon the results of due diligence, agreed to issue 6.2 million shares of its common stock to existing shareholders of Dong Fang Group and also agreed to pay $800,000 to such shareholders, while committing to invest another $1.6 million into Dong Fang Group operations. On March 31, 2006, the agreement was rescinded (see note 12 below.)

Note 9 — COMMITMENTS AND CONTINGENCIES

The Company’s business operations exist solely in the PRC and are subject to significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency limitations.

See report of independent register public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — COMMITMENTS AND CONTINGENCIES (continued)

The Company’s results may thus be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies, laws, regulations, anti-inflationary measures, currency conversion and remittance limitation, and rates and methods of taxation, among other things.

Leases

The Company has a noncancelable lease for office space that expires in 2006. Additionally, the Company has a noncancelable lease for production space that expires in 2007. Rent expense amounted to $38,320 and $22,188 for the years ended December 31, 2005 and 2004, respectively. At December 31, 2005, future minimum lease payments for the leases are as follows:

Year Ended December 31,

2006	$51,327
2007	15,872
Thereafter	—

Note 10 – MINORITY INTEREST

Minority interest represents the outside shareholders’ 30% interest in Happy Times Media Inc.

Note 11 – LOSS OF MAJOR CONTRACT

At the end of 2005, HTM discontinued a contractual relationship with one of its major suppliers, after an evaluation of the arrangement determined it to be an unprofitable endeavor. The contract related to sales of advertising airtime in connection with a Movie Channel that has been operated by a PRC TV station. As a result of the discontinuance, HTM's ongoing operating expenses will be reduced by approximately 50%. Management believes that HTM will now operate on a self — sufficient basis, with positive cash flows.

Note 12 – SUBSEQUENT EVENTS

On March 11, 2006, the Company entered into an Agreement with the shareholders of Beijing Broadcasting and Television Media Co., Ltd. (“Beijing Media”) to acquire operational control of Beijing Media and acquire a 70% ownership interest in Beijing Media. Pursuant to the Agreement, the Company is issuing 2,400,000 shares of its common stock valued at $1.00 per share to the existing shareholders of Beijing Media out of which 900,000 shares of the common stock of Company are for securing a pre-Olympics 2008 Beijing Games sport mini-series featuring top Chinese athletes. The 900,000 shares shall be returned back to the Company and cancelled if the show cannot be secured.

See report of independent register public accounting firm

NAVSTAR MEDIA HOLDINGS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – SUBSEQUENT EVENTS, (continued)

On March 31, 2006, the Company has decided to terminate in its entirety the Master Agreement between the Company and shareholders of Dong Fang Zheng Yi Film & TV Communication Co., Ltd. and Beijing Dong Fang Zheng Yi Film Investment Consulting Co., Ltd. (collectively, “Dong Fang Group”) and not to complete the acquisition of Dong Fang Group.

The Company made the decision to terminate the Master Agreement based on due diligence efforts that uncovered potential liabilities associated with the Dong Fang Group and in view of other superior investment opportunities existing in the market. The terminated Master Agreement was intended to acquire a 70% ownership interest in the Dong Fang Group.

Pursuant to the terminated Master Agreement, the Company was to issue 6.2 million shares of its common stock to existing shareholders of the Dong Fang Group and was to pay $800,000 to such shareholders, while committing to invest another $1.6 million into Dong Fang Group operations. In view of the termination, the 6.2 million shares of common stock will not be issued to the shareholders of the Dong Fang Group and will be cancelled.

The Company also acquired a 70% interest in Beijing Media in March of 2006. Beijing Media produces popular programming content for the Chinese market, with its largest customer being CCTV, the national television network of China. Beijing Media is also self-sufficient in generating positive cash-flow from its operations.

The Company completed a private placement of convertible debt securities in January of 2006 for gross proceeds of $1,000,000 and is under contract with the same investment banking firm to complete a private equity capital raise of up to $5 million during 2006. Management thus believes that the Company has made the necessary adjustments to its commercial operations and has the access to capital funding to sustain it for the longer term. Ultimately, management believes that the strength of the Chinese market for media content and the creative resources of its two major subsidiaries will be the primary source for increased working capital and business success.

See report of independent register public accounting firm

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

                           CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2006 AND DECEMBER 31, 2005

                                     ASSETS
                                     ------
                                                                             September 30,   December 31,
                                                                                 2006           2005
                                                                              -----------    -----------
                                                                               Unaudited
                                                                              -----------
CURRENT ASSETS:
    Cash                                                                      $   502,221    $   195,578
    Accounts receivable, net of allowance for doubtful accounts of $464,670
      and $224,154 as of September 30, 2006 and December 31, 2005               1,417,009        816,303
    Accounts receivable - related party                                           257,666             --
    Inventories-production costs                                                    5,730             --
    Other receivables                                                             240,975         14,712
    Other receivables - related parties                                           320,925          8,201
    Prepaid expenses                                                              200,488         44,792
                                                                              -----------    -----------
      Total current assets                                                      2,945,014      1,079,586
                                                                              -----------    -----------

EQUIPMENT, net                                                                  1,658,550        221,324
                                                                              -----------    -----------

OTHER ASSETS:
    Other assets - held for sale                                                   41,680         47,196
    Licensed programming, net                                                   1,212,700      1,195,305
    Goodwill                                                                      641,417             --
                                                                              -----------    -----------
      Total other assets                                                        1,895,797      1,242,501
                                                                              -----------    -----------

        Total assets                                                          $ 6,499,361    $ 2,543,411
                                                                              ===========    ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                     $   715,304    $   798,260
    Other payables                                                                 97,038         14,020
    Other payables - related party                                                172,842             --
    Taxes payable                                                               1,124,637        592,112
    Deferred revenue                                                              201,301         64,634
    Convertible debentures payable, net of discount                             1,143,103             --
                                                                              -----------    -----------
      Total current liabilities                                                 3,454,225      1,469,026
                                                                              -----------    -----------

COMMITMENTS AND CONTINGENCIES                                                          --             --
                                                                              -----------    -----------

MINORITY INTEREST                                                               1,107,976        529,055
                                                                              -----------    -----------

SHAREHOLDERS' EQUITY:
    Common Stock, $.001 par value, 60,000,000 shares authorized,
      26,835,009 and 21,220,009 shares issued and outstanding
      at September 30, 2006 and December 31, 2005, respectively                    26,835         21,220
    Paid-in-capital                                                             3,156,319        643,960
    Accumulated deficit                                                        (1,308,907)      (131,226)
    Statutory reserves                                                             30,250         30,250
    Accumulated other comprehensive gain (loss)                                    32,663        (18,874)
                                                                              -----------    -----------
      Total shareholders' equity                                                1,937,160        545,330
                                                                              -----------    -----------

        Total liabilities and shareholders' equity                            $ 6,499,361    $ 2,543,411
                                                                              ===========    ===========

The accompanying notes are an integral part of this statement.

                                       F-2

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

   CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
     FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
                                   (Unaudited)

                                                      Three months ended            Nine months ended
                                                          September 30                  September 30
                                                ----------------------------    ----------------------------
                                                     2006           2005            2006           2005
                                                ------------    ------------    ------------    ------------

SALES REVENUE                                   $  1,296,213    $    880,979    $  3,244,303    $  1,612,965

COST OF SALES                                      1,115,515         326,248       2,769,556         718,231
                                                ------------    ------------    ------------    ------------

GROSS PROFIT                                         180,698         554,731         474,747         894,734

SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES        492,526         310,435       1,057,969         672,421
                                                ------------    ------------    ------------    ------------

INCOME (LOSS) FROM OPERATIONS                       (311,828)        244,296        (583,222)        222,313

OTHER EXPENSE (INCOME), NET
     Financing expenses                              235,944              --         596,444              --
     Other expense (income)                             (343)        409,674          10,165         400,000
                                                ------------    ------------    ------------    ------------
          Total other expense (income), net          235,601         409,674         606,609         400,000

LOSS BEFORE PROVISION FOR INCOME TAXES
     AND MINORITY INTEREST                          (547,429)       (165,378)     (1,189,831)       (177,687)

PROVISION FOR INCOME TAXES                             3,136          32,010          36,308          32,010
                                                ------------    ------------    ------------    ------------

NET LOSS BEFORE MINORITY INTEREST                   (550,565)       (197,388)     (1,226,139)       (209,697)

MINORITY INTEREST                                     78,546        (107,750)         48,458        (105,742)
                                                 ------------    ------------    ------------    ------------

NET LOSS                                            (472,019)       (305,138)     (1,177,681)       (315,439)

OTHER COMPREHENSIVE INCOME (LOSS):
    Foreign currency translation adjustment            2,285          41,990          51,537          36,087
                                                ------------    ------------    ------------    ------------

COMPREHENSIVE INCOME (LOSS)                     $   (469,734)   $   (263,148)   $ (1,126,144)   $   (279,352)
                                                ============    ============    ============    ============

EARNINGS (LOSS) PER SHARE, BASIC AND DILUTED    $     (0.019)   $     (0.014)   $     (0.051)   $     (0.015)
                                                ============    ============    ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES                 24,999,453      21,220,009      22,919,268      21,220,009
                                                ============    ============    ============    ============

The accompanying notes are an integral part of this statement.

                                      F-3

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

                                                                                                                   Accumulated other
                                               Number     Common    Paid-in    Statutory   Retained Subscriptions    comprehensive
                                             of shares     stock    capital    reserves    earnings   receivable     income (loss)     Totals
                                             ----------  --------  ----------  ---------  ---------  ------------  ---------------- ------------

BALANCE, December 31, 2004                   21,220,009  $ 21,220  $  369,420  $       -  $ 153,751  $   (200,000) $             -  $    344,391

 Subscription receivable received                                                                         200,000                        200,000
 Net loss                                                                                   (10,301)                                     (10,301)
 Foreign currency translation loss                                                                                          (5,903)       (5,903)
                                             ----------  --------  ----------  ---------  ---------  ------------  ---------------  ------------
BALANCE, June 30, 2005 (unaudited)           21,220,009  $ 21,220  $  369,420  $       -  $ 143,450  $          -  $        (5,903) $    528,187

 Adjustment to statutory reserve                                                  30,250    (30,250)                                           -
 Sales of rights to purchase common stock                             207,500                                                            207,500
 Net loss                                                                                  (244,426)                                    (244,426)
 Business combination adjustment                                       67,040                                                             67,040
 Foreign currency translation loss                                                                                         (12,971)      (12,971)
                                             ----------  --------  ----------  ---------  ---------  ------------  ---------------  ------------
BALANCE, December 31, 2005                   21,220,009  $ 21,220  $  643,960  $  30,250  $(131,226) $          -  $       (18,874) $    545,330

 Issued in connection with subordinated
 debenture offering:
  Common shares issued to placement agent       220,000       220      65,780                                                             66,000
  Common shares issued to investors             200,000       200      59,800                                                             60,000
  Common stock purchase warrants issued to
   investors                                                          270,174                                                            270,174
  Common stock purchase warrants used to
   placement agent                                                     12,000                                                             12,000
 Shares issued for services                      15,000        15       4,485                                                              4,500
 Issuance of common stock to Beijing
    Broadcasting and Television
    Media Co., Ltd shareholders               2,400,000     2,400   1,402,900                                                          1,405,300
 Issuance of common stock to Beijing
    Lucky Star Advertisement Century
    Co., Ltd. shareholders                    2,800,000     2,800     697,200                                                            700,000
 Net loss                                                                                (1,177,681)                                  (1,177,681)
 Shares cancellation                            (20,000)      (20)         20                                                                  -
 Foreign currency translation gain                                                                                         51,537         51,537
                                             ----------  --------  ---------   --------  ----------  -----------  --------------   -------------
BALANCE, September 30, 2006 (unaudited)      26,835,009  $ 26,835  $3,156,319  $ 30,250 $(1,308,907) $        -   $       32,663   $   1,937,160
                                             ==========  ========  ==========  ========  ==========  ===========  ==============   =============

The accompanying notes are an integral part of this statement.

                                      F-4

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (FORMERLY KNOWN AS PREMIER DOCUMENT SERVICES, INC.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
                                   (Unaudited)

                                                                   2006           2005
                                                               -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                   $(1,177,681)   $  (315,439)
    Adjustments to reconcile net income (loss) to cash
     provided by (used in) operating activities:
       Minority interest                                           (48,458)       105,742
       Depreciation                                                120,437         26,341
       Amortization                                                533,641        133,663
       Allowance for bad debt                                       71,598             --
       Acquisition of subsidiary                                        --        371,464
       Shares issued for services                                    4,500             --
       Non-cash financing expenses                                 408,174             --
       Amortization of discount on convertible debentures          143,103             --
     (Increase) decrease in assets:
       Accounts receivable                                         423,826       (487,802)
       Inventories-production cost                                  (5,486)         4,177
       Other receivables                                           (63,376)            --
       Other receivables - related parties                         (96,656)            --
       Prepaid expense                                            (134,357)       (62,697)
       Other assets                                                     --        (15,265)
     Increase (decrease) in liabilities:
       Accounts payable and accrued expenses                      (358,245)       338,040
       Other payables                                               38,278             --
       Other payables - related party                                1,969             --
       Taxes payable                                                24,211         80,760
       Deferred revenue                                            (89,742)         8,231
                                                               -----------    -----------
         Net cash (used in) provided by operating activities      (204,264)       187,215
                                                               -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to equipment                                        (213,287)       (14,149)
    Additions to licensed programming                             (530,336)      (803,509)
    Proceeds from long-term investment                                  --         45,012
    Cash acquired from Beijing Broadcasting and Television
     Media Co., Ltd acquisition                                    201,329             --
    Cash acquired from Beijing Lucky Star Advertisement
     Century Co., Ltd acquisition                                   46,961             --
                                                               -----------    -----------
         Net cash used in investing activities                    (495,333)      (772,646)
                                                               -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of convertible debentures                           1,000,000             --
    Proceeds from sale of rights to purchase common stock               --        207,500
    Proceeds from stock subscriptions                                   --        200,000
    Shareholders loan repaid                                            --         18,515
                                                               -----------    -----------
         Net cash provided by financing activities               1,000,000        426,015
                                                               -----------    -----------

EFFECTS OF EXCHANGE RATE CHANGE IN CASH                              6,240         36,087
                                                               -----------    -----------

INCREASE (DECREASE) IN CASH                                        306,643       (123,329)

CASH, beginning of period                                          195,578        239,231
                                                               -----------    -----------

CASH, end of period                                            $   502,221    $   115,902
                                                               ===========    ===========

The accompanying notes are an integral part of this statement.

                                      F-5

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 1 -- ORGANIZATION AND NATURE OF OPERATIONS

Navstar Media Holdings, Inc. ("Navstar" or the "Company") is a United States
based corporation that owns majority interests in companies specializing in media content production and distribution in the People's Republic of China
("PRC"). Navstar subsidiaries generate revenues through producing television series and movies for the PRC market and through advertising revenues generated from the broadcast and distribution of such programs and movies, and other media and broadcasting production and management services.

Navistar Communications Holdings, Ltd, a Hong Kong Corporation, ("NCHL") was
originally established as a Holding Company for equity ownership investments in mainland China media companies. During 2004, NCHL acquired a 55% equity ownership interest in Happy Times Media, Inc. ("HTM"). During 2005, NCHL
increased its ownership interest in HTM to 70%. Based in Beijing, HTM since 1998 has produced content for government-owned television stations in China, while acting as a distributor of television series and movies for the Chinese market.

Navstar Media Holdings, Inc. was incorporated on January 28, 2002 as Premier
Document Services, Inc. (OTCBB: PDSV), a Nevada corporation, which provided document preparation and signatory services to mortgage, real estate and other financial services firms in the Las Vegas, Nevada market. On November 30, 2005, the Company acquired 100% of the capital stock of NCHL. In conjunction with the merger, Premier's former Secretary and President, Crystal Kim Han, purchased
Premier's existing document services business, including all assets and liabilities. Prior to the Merger, no director, officer or affiliate of the
Company had any material relationship with any director, officer or affiliate of
NCHL. Upon completion of the merger, the officers and directors of Premier resigned and were replaced by the Company's current management team and board of directors.

Under the terms of the Agreement, NCHL will remain a 100% owned subsidiary of the Company. The transaction contemplated by the Agreement was intended to be a
"tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)
(1) (A) of the Internal Revenue Code of 1986, as amended. The original stockholders of NCHL, as of the closing date of the merger own approximately 90%
of the Company's common stock.

The accounting for these transactions is identical to that resulting from a reverse-acquisition, except that no goodwill or other intangible asset is recorded. Accordingly, the financial statements of NCHL are the historical financial statements of HTM.

The Company's common stock is registered under Section 12(g) of the Securities
Act of 1934 and is currently listed on the over the counter bulletin board under the symbol NVMH.OB. As of September 30, 2006, there were 26,835,009 shares of common stock of the Company outstanding.

                                      F-6

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 1 -- ORGANIZATION AND NATURE OF OPERATIONS (cont'd)

HTM generates revenue from sales and distribution of its proprietary content, third party programming, and imported TV and films productions in China.

In addition, HTM distributes European content from providers such as TVE (UK)
and Strawberry Films from France, as well as American content from providers including Miramax. HTM's customers include approximately 300 Provincial and local TV stations throughout China, China Central TV ("CCTV") stations.
Additionally, HTM has developed advertising relationships with various Chinese and foreign companies.

In January 2005, HTM contributed a total of RMB 500,000 for the investment in
Beijing Hui Ying International Advertising Co. Ltd. ("BHYIA"). BHYIA is
considered a variable interest entity under FASB Interpretation No. 46(R),
"Consolidation of Variable Interest Entities", which requires consolidation of business enterprises of variable interest entities meeting certain characteristics. HTM is the primary beneficiary of BHYIA business operations and qualifies to be consolidated under FIN 46(R).

BHYIA was established on December 15, 2004, in Beijing, People's Republic of
China by four Chinese citizens (the "Registered Shareholders") as a Chinese limited liability company. The duration of the operation is 20 years. BHYIA generates revenue from sales and distribution of advertisements produced by others and sales of advertising designs and products. BHYIA is also a sales agent for advertisements to be broadcast on various television stations in the
People's Republic of China.

To comply with China laws and regulations that prohibits or restricts foreign ownership of companies that provide advertising services, HTM established BHYIA which is legally owned by the Registered Shareholders. Mr. Yang Xiao Bin and Mr.
Kang Sui Jin are the legal shareholders of HTM. Mr. Liu Zhu Jiu and Mr. Shi Rian are the local Chinese citizens. Mr. Liu Zhu Jiu is the company's legal representative. The arrangements with the Registered Shareholders have been undertaken solely to satisfy China regulations, which prohibits foreign companies from owning or operating advertising businesses in China.

On March 11, 2006, the Company entered into an agreement with the shareholders of Beijing Broadcasting and Television Media Co., Ltd. ("Beijing Media") to
acquire 70% ownership interest and operational control of Beijing Media.
Pursuant to the Agreement, the Company agreed to issue 2,400,000 shares of its common stock valued at $1.00 per share to the existing shareholders of Beijing
Media, of which 900,000 shares were to be returned and cancelled if certain condition were not met. In June 2006, the Company waived the requirement to meet the conditions.

                                      F-7

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 1 -- ORGANIZATION AND NATURE OF OPERATIONS (cont'd)

Assets acquired and debts assumed of the transaction are listed as below:

                                                           Acquired (Assumed)
            Item                             Fair Value      by the Company
------------------------------               ----------      ---------------
Current Assets                               $1,458,603        $1,021,022
Property, plant, and equipment                1,263,150           884,205
                                             ----------        ----------
Total assets                                  2,721,753         1,905,227
                                             ----------        ----------

Current liabilities                             714,182           499,927
                                             ----------        ----------
Total liabilities                               714,182           499,927
                                             ----------        ----------

Net assets                                   $2,007,571        $1,405,300
                                             ==========        ==========

The Board of Directors and management evaluated the fair value of Beijing
Media's 2,400,000 shares based on the Company's trading history. The shares approximated the fair value of the net assets acquire. Therefore, no goodwill was recorded as a result of this transaction.

Beijing Media is a media content production and distribution company located in the People's Republic of China ("PRC"). Beijing Media generates revenues through producing television series and movies for the PRC market, TV syndicated programming production and other media and broadcasting production and management services.

On July 9, 2006, the Company entered into a definitive agreement to acquire 70%
of ownership interest in Beijing Lucky Star Century Advertisement Co. Ltd.
("Lucky Star"). The purchase price is 2,800,000 shares of the Company's common stock.

Assets acquired and debts assumed of the transaction are listed as below:

                                                           Acquired (Assumed)
            Item                             Fair Value      by the Company
------------------------------               ----------      ---------------
Current Assets                               $  547,299        $  383,109
Property, plant, and equipment                   50,087            35,061
                                             ----------        ----------
Total assets                                    597,386           418,170
                                             ----------        ----------

Current liabilities                             513,696           359,587
                                             ----------        ----------
Total liabilities                               513,696           359,587
                                             ----------        ----------

Net assets                                   $   83,690        $   58,583
                                             ==========        ==========

                                      F-8

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 1 -- ORGANIZATION AND NATURE OF OPERATIONS (cont'd)

The Board of Directors and management evaluated the fair value of the 2,800,000 shares based upon the stock trading history and concluded the value was $0.25 per share or $700,000. This determination generated goodwill of approximately
$641,417 from this transaction.

Lucky Star was established on October 20, 2001 in Beijing, the People's Republic
of China ("PRC"). Lucky Star is a Chinese registered limited liability company with a legal structure similar to a limited liability company organized under state laws in the United States of America. The Company principally engages in advertising business in TV commercials, newspapers, magazines, and outdoor media in China.

Note 2 -- SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries and BHYIA which require consolidation.
Inter-company transactions have been eliminated in the consolidation. These statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain
information and footnote disclosures normally included in consolidated financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The
Company believes, however, that the disclosures are sufficient to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and the notes thereto, included in the Company's annual report on
Form 10-KSB, and other reports filed with the SEC.

In management's opinion, all adjustments necessary for a fair statement of the results for the interim period have been made. All adjustments are of a normal, recurring nature.

                                      F-9

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 2 -- SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation (cont'd)
---------------------

The following is a list of subsidiaries which the Company has direct and indirect ownership as of September 30, 2006:

Company name                    Place of incorporation  Ownership
---------------------------     ----------------------  ---------
Navistar Communications
Holdings Ltd                    Hong Kong                  100%

Happy Times Media, Inc.         The People's
                                Republic of China           70%

Beijing Hui Ying
International Advertising       The People's
Co., Ltd.                       Republic of China          100%  A)

Beijing Broadcasting and        The People's
Television Media Co., Ltd.      Republic of China           70%

Beijing Lucky Star Century      The People's
Advertisement Co. Ltd           Republic of China           70%

_________________________
A) Variable interest entity of Happy Times Media, Inc.

Use of Estimates
----------------

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results, when ultimately realized could differ from those estimates.

Fair Value of Financial Instruments
-----------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosure About Fair
Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Accounts receivable, accounts payable, accrued liabilities and convertible debentures payable are reflected in the financial statements at fair value because of the short-term maturity of the instruments.

                                      F-10

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 2 -- SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Impairment of Long Lived Assets
-------------------------------

In accordance with Statement of Financial Accounting Standards No. 121,
"Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", a long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For the purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets. The Company determined the carrying values are not impaired.

Foreign Currency Translation
----------------------------

The reporting currency of the Company is the US dollar. The Company uses their local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People's Bank of China at the end of each reporting period.
Equity accounts are translated at their historical rate. This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies.

All foreign exchange transactions continue to take place either through the
People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts.

Translation adjustments amounted to $32,663 and ($18,874) as of September 30,
2006 and December 31, 2005, respectively. The balance sheet amounts with the exception of equity at September 30, 2006 were translated at 7.90 RMB to $1.00
USD as compared to 8.06 RMB at December 31, 2005. The average translation rates applied to income statement accounts for the nine months ended September 30,
2006 and 2005 were 8.00 RMB and 8.22 RMB, respectively.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the consolidated financial statements.

                                      F-11

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 2 -- SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Earnings (Loss) Per Share
-------------------------

The Company reports earnings per share in accordance with the provisions of SFAS
No. 128, "Earnings Per Share." SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings (loss) per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. All shares that have antidilutive effect are not included in the diluted earnings per share computation.

The weighted average number of shares used to calculate earnings (loss) per share for the nine months ended September, 2006 and 2005 totaled 22,919,268 and
21,220,009, respectively.

Revenue Recognition
-------------------

Revenue from the sales or licensing of proprietary content, third party programming, imported TV and films, and sales and distribution of advertisement programs are recognized upon meeting all recognition requirements of Statement of Position (SOP) 00-2 "Accounting by Producers or Distributors of Films".

Revenue from sales of advertisement designs and products are recognized when the products are delivered and title has passed.

Cash payments received are recorded as deferred revenue until all the conditions of revenue recognition have been met.

Stock-Based Compensation
------------------------

Previously, pursuant to Accounting Principles Board Opinion No.25, "Accounting
for Stock Issued to Employees", the Company accounted for stock based employee compensation arrangements using the intrinsic value method.

                                      F-12

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 2 -- SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Stock-Based Compensation (cont'd)
------------------------

Effective January 1, 2006, the Company adopted SFAS No.123 (revised 2004),
"Shares Based Payment" ("SFAS No. 123R") which eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The Company has adopted the modified prospective method whereby compensation cost is recognized in the financial statements beginning with the effective date based on the requirements of SFAS No. 123R for all share-based payments granted after that date. The Company did not issue any stock options prior to the effective date, and therefore there was no impact to the Company's operations, cash flow or financial condition.

Note 3 -- ACCOUNTS RECEIVABLE

Accounts receivable as of September 30, 2006 and December 31, 2005 consisted of the following:

                                        September 30,     December 31,
                                            2006              2005
                                        ------------      ------------
                                          Unaudited
                                        ------------

Accounts receivable                     $  1,881,679      $  1,040,457
Less: allowance for doubtful accounts        464,670           224,154
                                        ------------      ------------
    Totals                              $  1,417,009      $    816,303
                                        ============      ============

The Company presents accounts receivable, net of allowance for doubtful accounts. The allowance is calculated based on review of the accounts receivable aging report. When accounts receivable are determined to be uncollectible, the
Company will charge off the accounts receivable against the allowance for doubtful accounts.

Note 4 -- EQUIPMENT

Equipment is carried at cost less accumulated depreciation. The costs of repairs and maintenance are expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the income statement in the year of disposition.

                                      F-13

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 4 -- EQUIPMENT (cont'd)

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. Estimated useful lives of the assets are as follows:

                                       Estimated
                                      Useful life
                                     -------------
Leasehold improvements                  5 years
Machinery and equipment               5-10 years
Office equipment                        5 years
Transportation equipment                5 years

Equipment as of September 30, 2006 and December 31, 2005 consisted of the following:

                                                September 30,   December 31,
                                                    2006            2005
                                                ------------     ----------
                                                  Unaudited
                                                ------------
Leasehold improvements                          $     25,432     $
Machinery and equipment                            2,446,921        334,465
Office equipment                                     140,553          9,252
Transportation equipment                              36,714         35,960
                                                ------------     ----------
Subtotal                                           2,649,620        379,677
Less:  accumulated depreciation                      991,070        158,353
                                                ------------     ----------
   Totals                                       $  1,658,550     $  221,324
                                                ============     ==========

Depreciation expense for the nine months ended September 30, 2006 and 2005 was
$120,437 and $26,341, respectively.

Note 5 -- LICENSED PROGRAMMING

Purchased programming costs are capitalized and carried as an asset. Such costs are charged to expense when the programming is sold. Licensed programming costs are amortized over the life of the licensing period, but not more than three years. Licensed programming as of September 30, 2006 and December 31, 2005 consisted of the following:

                                                   September 30,   December 31,
                                                       2006            2005
                                                    ----------
                                                     Unaudited
                                                    ----------
Copyrights of programming                           $2,054,302     $1,536,423
Less: Accumulated amortization                         841,602        341,118
                                                    ----------     ----------
Copyrights of programming, net                      $1,212,700     $1,195,305
                                                    ==========     ==========

Licensed programming amortization expense for the nine months ended September
30, 2006 and 2005 was $533,641 and $133,663, respectively.

                                      F-14

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 6 -- ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses mainly consist of payments to be made for cost of sales and expenses incurred for the Company's operating activities.

Accounts payable and accrued expenses as of September 30, 2006 and December 31,
2005 consisted of the following:

                                       September 30,    December 31,
                                           2006            2005
                                        -----------     -----------
                                         Unaudited
                                        -----------
Accounts payable                        $   632,102     $   743,711
Accrued expenses                             83,202          54,549
                                        -----------     -----------
Totals                                  $   715,304     $   798,260
                                        ===========     ===========

Note 7 -- TAXES PAYABLE

Taxes payable mainly consisted of income taxes payable and sales taxes payable.
Total taxes payable amounted to $1,124,637 and $592,112 as of September 30, 2006 and December 31, 2005, respectively.

Note 8 -- DEFERRED REVENUE

Deferred revenue consisted of cash payments advanced from customers. Cash payments received are recorded as deferred revenue until all the conditions of revenue recognition have been met. Total deferred revenue amounted to $201,301 and $64,634 as of September 30, 2006 and December 31, 2005, respectively.

Note 9 - SUBORDINATED DEBENTURES

On January 31, 2006, under the terms of a Securities Purchase Agreement, the
Company issued $1,000,000 of 8% Convertible Subordinated Debentures ("Notes") in
the form of forty $25,000 units. Each unit included the face value of Notes
($25,000), plus 5,000 shares of Common Stock of the Company ("Unit Shares") and
25,000 Stock Purchase Warrants ("Warrants"). Thus, as a result of the debenture offering, investors received a total of 200,000 shares of Common Stock and
1,000,000 Stock Purchase Warrants and the placement agent received $120,000 cash, 220,000 shares of Common Stock and 120,000 Stock Purchase Warrants.

The Warrants will be exercisable, in whole or in part, for four years from the date of initial funding and shall enable the holder to purchase shares of the
Company's Common Stock at the lower of $1.25 per share or the exercise price stipulated for any subsequent capital raise completed within 180 days of the closing of the offering.

                                      F-15

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 9 - SUBORDINATED DEBENTURES (cont'd)

In connection with the debenture issuance, the Company agreed to file a registration statement with the SEC covering the underlying shares of common stock (including Unit Shares and shares underlying the notes and warrants). In the event that the registration statement is not declared effective by July 30,
2006, (180 days after issuance) then, as of the 1st of each month thereafter, the Company shall accrue penalties as follows: (1) the conversion price will be reduced by $0.05 per share, and (2) an additional 5% of the original number of warrants will be required to be issued. Additional, partially liquidated damages will apply for each trading day beyond the Legend Removal Date, until all restrictive legends are removed. In the event of a subsequent public offering by the Company, incidental "piggyback" Registration rights will be offered consistent with market conditions, and subject to approval and terms of an underwriter, on a `parri passu' ranking with other persons holding similar rights.

In July, 2006, the Company paid a total of $40,000 in interest to the holders of the Convertible Subordinated Debentures, and the holders agreed to extended the debentures to November 30, 2006 under following terms: (1) The Company agrees to increase the principal of debentures by 20% to $1,200,000; (2) The Company will pay collectively $32,000 to the holders; (3) The conversion price will decrease to $0.40 per share; (4) The number of warrants increases to 1,200,000 shares;
(5) The exercise price of the warrant will be reduced to $0.50 per share; (6)
The Company shall file a registration statement with SEC covering the underlying shares of common stock in connection with the debentures within 45 days of this agreement or 15 days after the closing of the next round of financing, whichever is later, but in no case later than September 30, 2006.

On September 30, 2006, the Company has not filed a registration statement with
SEC covering the underlying shares of common stock in connection with the debentures. The Company shall pay penalties as follows for each month (as of the first of every month) the securities are not registered: (1) The conversion price will be reduced by $0.05 per share (2) An additional 5% of the original number of warrants will be issued.

The notes were discounted for the relative fair value of the common stock and warrants issued with the notes, pursuant to APB 14 "Accounting for Convertible
Debt and Debt Issued with Stock Purchase Warrants". The notes were further discounted for the intrinsic value of the beneficial conversion feature, pursuant to EITF 98-5 "Accounting for Convertible Securities with Beneficial
Conversion Features or Contingently Adjustable Conversion Ratios." The discount is being amortized over the life of the notes. Through September 30, 2006,
$330,174 was amortized to Financing Expenses.

                                      F-16

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 9 - SUBORDINATED DEBENTURES (cont'd)

The fair value of the warrants was determined using the Black-Scholes option pricing model, using the following assumptions:

Expected volatility                     82.2%
Expected term in years                     4
Risk-free interest rate                4.435%
Expected dividend yield                    0%

Expected volatilities are based on the historical volatility of a similar company's common stock that has similar characteristic in terms of revenue and share price and other factors. The expected term of warrants granted is based on the term of the exercisable periods. The risk-free interest rates are based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of grant.

Note 10 - RELATED PARTY TRANSACTIONS

Accounts receivable - related party
-----------------------------------

Accounts receivable from related party represents amounts due from an entity owned by the Company's officer for equipment rental. Total related party accounts receivable amounted to $257,666 and $0 as of September 30, 2006 and
December 31, 2005, respectively.

Other receivables - related parties
-----------------------------------

Other receivables due from related parties represents amount due from the
Company's shareholders and officers for operating purpose, and due from other related operating entities, which are owned by the Company's shareholders or officers, for temporary cash flow needs. These transactions are recurring in nature. Due to their short term nature, the Company does not charge interest on these receivables and they are included in the current portion of the receivables. As of September 30, 2006 and December 31, 2005, total receivables due from related parties were $320,925 and $8,201, respectively.

                                      F-17

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 10 - RELATED PARTY TRANSACTIONS (cont'd)

Other payables - related party
------------------------------

Other payables due to related party represents amount due to an entity owned by the Company's officer, for temporary cash flow needs. These transactions are recurring in nature. Due to their short term nature, the Company does not pay interest on these payables and they are included in the current portion of the payables. As of September 30, 2006 and December 31, 2005, total payables due to related party were $172,842 and $0, respectively.

Lease of office
---------------

On March 9, 2005, the Company signed an operating lease agreement with Mr.
Wenquan Yang, CEO of Lucky Star and Beijing Media, for the lease of the office space in Beijing. According to the agreement, the lease payment is approximately
$52,500, or RMB 420,000, per year. The agreement is renewable annually and the rental period was renewed to May 31, 2007. Rental expenses for the nine months ended September 30, 2006 and 2005 was $38,329 and $49,369, respectively.

Note 11 -- INVESTOR RELATIONS

On February 27, 2006, the Company issued 15,000 shares of Common Stock for investor relation services. The Company valued the issuance of such shares at
$4,500 and recorded a charge to Selling, general and Administrative expenses for the nine months ended September 30, 2006.

Note 12 -- BUSINESS COMBINATIONS

Dong Fang acquisition
---------------------

On December 18, 2005, the Company entered into a Master Agreement with the shareholders of Dong Fang Zheng Yi Film & TV Communication Co., Ltd. and
Beijing Dong Fang Zheng Yi Film Investment Consulting Co., Ltd. (collectively,
"Dong Fang Group") to acquire operation control and 70% ownership interest in
Dong Fang Group. Pursuant to the Master Agreement, the Company, contingent upon the results of due diligence, agreed to issue 6.2 million shares of its common stock to existing shareholders of Dong Fang Group and also agreed to pay
$800,000 to such shareholders, while committing to invest another $1.6 million into Dong Fang Group operations.

On March 31, 2006, the Master Agreement was rescinded, the shares are cancelled and the Company paid $500,000 payment made to Dong Fang Group for licensing fees for certain programming assets.

                                      F-18

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 12 -- BUSINESS COMBINATIONS (cont'd)

Beijing Media acquisition
-------------------------

On March 11, 2006, the Company entered into an agreement with the shareholders of Beijing Broadcasting and Television Media Co., Ltd. ("Beijing Media") to
acquire 70% ownership interest and operational control of Beijing Media.

Pro Forma

The following unaudited pro forma condensed income statement for nine months ended September 30, 2006 was prepared under Generally Accepted Accounting
Principles (United States) and as if the acquisition of Beijing Media had occurred on January 1, 2006. The pro forma information may not be indicative of the results that actually would have occurred or which may be obtained in the future.

Sales                                   $  1,015,026
Cost of sales                                599,217
                                        ------------
Gross profit                                 415,809
Operating expenses                          (319,610)
Non-operating income                             214
Income tax                                   (38,424)
Minority interest                            (17,397)
                                        ------------
Net income                              $     40,592
                                        ============

Lucky Star acquisition
----------------------

On July 9, 2006, the Company entered into a definitive agreement to acquire 70%
of ownership interest in Beijing Lucky Star Century Advertisement Co. Ltd.
("Lucky Star").

Pro Forma

The following unaudited pro forma condensed income statement for nine months ended September 30, 2006 was prepared under Generally Accepted Accounting
Principles (United States) and as if the acquisition of Lucky Star had occurred on January 1, 2006. The pro forma information may not be indicative of the results that actually would have occurred or which may be obtained in the future.

                                      F-19

                  NAVSTAR MEDIA HOLDINGS, INC. AND SUBSIDIARIES
               (Formerly Known As Premier Document Services, Inc.)

            CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006
                                  (Unaudited)

Note 12 -- BUSINESS COMBINATIONS (cont'd)

Lucky Star acquisition (cont'd)
----------------------

Sales                                   $    876,665
Cost of sales                                532,807
                                        ------------
Gross profit                                 343,858
Operating expenses                          (253,093)
Non-operating income                             152
Income tax                                   (30,003)
Minority interest                            (18,274)
                                        ------------
Net income                              $     42,640
                                        ============

Note 13 - SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Total interest payment of $40,000 and $27 were paid for the nine months ended
September 30, 2006 and 2005.

Total income tax payments of $22,033 and $2,043 were paid for the nine months ended September 30, 2006 and 2005.

Note 14 - MAJOR CUSTOMERS

For the nine months ended September 30, 2006, four customers accounted for approximately 83%, of the Company's sales, of which, one customer in HTM accounted for approximately 12% of the Company's sales, one customer in BHYIA accounted for approximately 53% of the Company's sales and two customers in
Beijing Media accounted for approximately 18% of the Company's sales. These customers accounted for approximately 24% of the Company's accounts receivable as of September 30, 2006.

                                      F-20

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation provide for indemnification of our directors, officers and employees against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of our Company, or is or was serving at the request of our Company as a director, officer, employee or agent of our Company, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of our Company.

     We shall provide any person who is or was a director, officer, employee or agent of our Company or is or was serving at our request as a director, officer, employee or agent of our Company, partnership, joint venture, or enterprise, the indemnity against expenses of a suit, litigation or other proceeding which is specifically permissible under applicable law.

     Our Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

Registration Fees                                       $ 1,230.00
Accounting Fees                                         $10,000.00
Legal Fees and Expenses                                 $75,000.00
Printing and Engraving Expenses  (includes EDGAR        $ 2,000.00
service)

RECENT SALES OF UNREGISTERED SECURITIES

     In January 2006, we completed a private placement offering with certain accredited investors, raising a gross aggregate amount of US$1,000,000 from the issuance of units, each of which consist of Convertible Debentures with a face value of $25,000 (the "Debentures"), 5,000 shares of our Common Stock ("Unit
Shares") and 25,000 Stock Purchase Warrants ("Warrants"). The Debentures carried an interest rate of 8% per annum and were convertible into shares of our common stock at $1.00 per shares, and the warrants were of an exercise price of US$1.25 for a period of 4 years. These Debentures were extended on July 31, 2006 for a four (4) month period with an increase of US$200,000 in principal as a bonus payment to the Debenture holders as well as Warrants and conversion price of the
Debentures were reduced to US$0.40 and Warrant exercise price were reduced to
US$0.50. These Debentures were again extended for another four (4) months until
April 30, 2007 with the conversion price further reduced to US$0.20 and Warrant exercise price reduced to US$0.30. The private placement were conducted pursuant to Regulation D of the Securities Act.

     We have entered into a loan agreement with TS Telver Sky Partners L.P.
("Lender") for the Lender to lend up to USD2,500,000 to the company in the form of first senior secured convertible loans. These loans will bear an interest rate of 2% a year for period of 4 years. The loans are convertible into shares of common stock at the price of $0.15 per share and carry warrants to purchase additional shares of common stock at an exercise price of $0.25 per shares. Such loans are secured by all the assets of the Company. The loans are subject to certain contractual participation rights of certain prior investors and will not be provided to our Company until such rights have been waived or exercised. The primary purpose for the loans is to support the TV shopping project launch by our Company.

                                    EXHIBITS

                                       43

EXHIBIT NO.                       DESCRIPTION

2.1            Agreement and Plan of Merger, dated October 26, 2005 by and among
               Premier Document Services, Inc., a Nevada corporation,
               Professional Document Services, Inc, a Nevada corporation, and
               Navistar Communications, Ltd., a Hong Kong Company (incorporated by reference to the Form 8-K,filed with the SEC on October 31,
               2005)

2.2            Amendment to the Agreement and Plan of Merger, dated November 2,
               2005, by and among Premier Document Services, Inc., a Nevada corporation, Professional Document Services, Inc, a Nevada corporation and Navistar Communications Holdings, Ltd., a Hong
               Kong Company (incorporated by reference to the Form 8-K/A,filed with the SEC on November 4, 2005)

3.1(a)         Articles of Incorporation of the Company filed January 28, 2002
               (incorporated by reference to the exhibits to the Company's
               General Form For Registration Of Securities Of Small Business
               Issuers on Form 10-SB, previously filed with the Commission)

3.1(b)         Certificate of Amendment filed on November 30, 2005 (incorporated by reference to the Form 8-K,filed with the SEC on November 30,
               2005)

3.2            By-Laws of the Company adopted February 5, 2002 (Incorporated by reference to the exhibits to the Company's General Form For
               Registration Of Securities Of Small Business Issuers on Form
               10-SB, previously filed with the Commission)

5.1            Legal opinion of Baker & Mckenzie LLP*

10.1           Form of Securities Purchase Agreement between Navstar Media
               Holdings, Inc. and Purchasers (incorporated by reference to the current report on Form 8K/A, filed with the SEC on February 6,
               2006)

10.2           Form of Convertible Debenture of Navstar Media Holdings,
               Inc.(incorporated by reference to the current report on Form
               8K/A, filed with the SEC on February 6, 2006)

10.3           Form of Registration Rights Agreement between Navstar Media
               Holdings, Inc. and Purchasers (incorporated by reference to the current report on Form 8K/A, filed with the SEC on February 6,
               2006)

10.4           Form of Common Stock Purchase Warrant of Navstar Media Holdings,
               Inc.(incorporated by reference to the current report on Form
               8K/A, filed with the SEC on February 6, 2006)

10.5           Employment Agreement with Yang Wenquang dated January 11, 2007.

10.6           Form of First Senior Secured Loan Agreement

16.1           Letter from Beckstead and Watts, LLPon Change in Certifying
               Accountant (incorporated by reference to the current report on
               Form 8K, filed with the SEC on January 3, 2006)

21.1           List of Subsidiaries of the Registrant

23.1(a)        Consent of Moore Stephens Wurth Frazer & Torbet, LLP

                                       44

23.1(b)        Consent of Kempisty & Company Certified Public Accountants,
               Certified Public Accountants

24.1           Power of Attorney (contained on signature page)

* Filed by amendment

UNDERTAKINGS
------------
The undersigned Registrant hereby undertakes to:

(1)   File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;

          (i)    Include any prospectus required by Section 10(a)(3) of the
     Securities Act of 1933, as amended (the "Securities Act");

          (ii)   Reflect in the prospectus any facts or events which,
     individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)   File a post-effective amendment to remove from registration any of the securities, which remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          (iv)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)   Provide to the transfer agent at the closing, certificates in such denominations and registered in such names as are required by the transfer agent to permit prompt delivery to each purchaser.

                                       45

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       46

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 authorized this registration statement to be signed on its behalf by the undersigned, in the city of Beijing,
China, on the date specified below.

Dated: January 30, 2007

                                        NAVSTAR MEDIA HOLDINGS, INC.

                                        By: /s/ Yang Wenquan
                                        ------------------------------
                                        Name: Yang Wenquan
                                        Title: Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Navstar Media Holdings, Inc., do hereby constitute and appoint Yang Wenquan, acting individually, our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us an d in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                               DATE
----------------          ------------------------------------      ----------------

/s/ Yang Wenquan          Director and Chief Executive Officer      January 30, 2007
----------------
Yang Wenquan

/s/ Edward Meng           Director and Chief Financial Officer      January 30, 2007
----------------
Edward Meng

/s/ Ranny Liang           Chairman                                  January 30, 2007
----------------
Ranny Liang

/s/ John Chen             Director                                  January 30, 2007
----------------
John Chen

/s/ Lester Schecter       Director                                  January 30, 2007
-------------------
Lester Schecter

/s/ Ross Warner           Director                                  January 30, 2007
----------------
Ross Warner

/s/ John Wong             Director                                  January 30, 2007
----------------
John Wong

                                       47

                                  EXHIBIT INDEX

                          NAVSTAR MEDIA HOLDINGS, INC.

     The following exhibits are included as part of this Registration Statement.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

2.1            Agreement and Plan of Merger, dated October 26, 2005 by and among
               Premier Document Services, Inc., a Nevada corporation,
               Professional Document Services, Inc, a Nevada corporation, and
               Navistar Communications, Ltd., a Hong Kong Company (incorporated by reference to the Form 8-K,filed with the SEC on October 31,
               2005)

2.2            Amendment to the Agreement and Plan of Merger, dated November 2,
               2005, by and among Premier Document Services, Inc., a Nevada corporation, Professional Document Services, Inc, a Nevada corporation and Navistar Communications Holdings, Ltd., a Hong
               Kong Company (incorporated by reference to the Form 8-K/A,filed with the SEC on November 4, 2005)

3.1(a)         Articles of Incorporation of the Company filed January 28, 2002
               (incorporated by reference to the exhibits to the Company's
               General Form For Registration Of Securities Of Small Business
               Issuers on Form 10-SB, previously filed with the Commission)

3.1(b)         Certificate of Amendment filed on November 30, 2005 (incorporated by reference to the Form 8-K,filed with the SEC on November 30,
               2005)

3.2            By-Laws of the Company adopted February 5, 2002 (Incorporated by reference to the exhibits to the Company's General Form For
               Registration Of Securities Of Small Business Issuers on Form
               10-SB, previously filed with the Commission)

5.1            Legal opinion of Baker & Mckenzie LLP*

10.1           Form of Securities Purchase Agreement between Navstar Media
               Holdings, Inc. and Purchasers (incorporated by reference to the current report on Form 8K/A, filed with the SEC on February 6,
               2006)

10.2           Form of Convertible Debenture of Navstar Media Holdings,
               Inc.(incorporated by reference to the current report on Form
               8K/A, filed with the SEC on February 6, 2006)

10.3           Form of Registration Rights Agreement between Navstar Media
               Holdings, Inc. and Purchasers (incorporated by reference to the current report on Form 8K/A, filed with the SEC on February 6,
               2006)

10.4           Form of Common Stock Purchase Warrant of Navstar Media Holdings,
               Inc.(incorporated by reference to the current report on Form
               8K/A, filed with the SEC on February 6, 2006)

10.5           Employment Agreement with Yang Wenquang dated January 11, 2007.

                                       48

10.6           Form of First Senior Secured Loan Agreement

16.1           Letter from Beckstead and Watts, LLPon Change in Certifying
               Accountant (incorporated by reference to the current report on
               Form 8K, filed with the SEC on January 3, 2006)

21.1           List of Subsidiaries of the Registrant

23.1(a)        Consent of Moore Stephens Wurth Frazer & Torbet, LLP

23.1(b)        Consent of Kempisty & Company Certified Public Accountants,
               Certified Public Accountants

24.1           Power of Attorney (contained on signature page)

* Filed by amendment

                                       49